UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Spectranetics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THE SPECTRANETICS CORPORATION
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 10, 2014

The Annual Meeting of Stockholders (the “Meeting”) of THE SPECTRANETICS CORPORATION (the “Company”) will be held at 9945 Federal Drive, Colorado Springs, Colorado on June 10, 2014, at 8:00 a.m. (MDT) for the following purposes:

1. To elect Ms. Maria Sainz and Mr. Daniel A. Pelak, two Class II directors, to the Board of Directors to serve a three-year term until the 2017 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified.

2. To hold a non-binding advisory vote to approve the compensation of our named executive officers.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014.

4. To approve the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 shares and the number of authorized shares of capital stock to 125,000,000 shares.

5. To approve The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan (the “Amended and Restated Plan”), which, among other things, increases by 2,900,000 shares the authorized number of shares of our common stock issuable thereunder.

6. To transact such other business as may properly come before the meeting and any adjournments or postponements.

Only stockholders of record as of the close of business on April 14, 2014, the record date, are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements.

Whether or not you plan to attend the Meeting in person, we urge you to ensure your representation by voting by proxy promptly. You may vote by completing, signing, dating and returning the enclosed proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. You may also vote by telephone or electronically through the Internet, as further described on the proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Meeting and vote your shares in person, your proxy will not be used.

The Board of Directors recommends stockholders vote FOR each of the two Class II director nominees and FOR Proposals 2 through 5.

BY ORDER OF THE BOARD OF DIRECTORS,

Scott Drake
President and Chief Executive Officer
Colorado Springs, Colorado
April ____, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 10, 2014	1
SOLICITATION OF PROXIES	1
RECORD DATE AND VOTING OF SECURITIES	1
REVOCATION OF PROXY	3
FORWARD-LOOKING STATEMENTS	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
BOARD OF DIRECTORS	6
CORPORATE GOVERNANCE	7
TRANSACTIONS WITH RELATED PERSONS	14
BUSINESS EXPERIENCE OF NON-EMPLOYEE DIRECTORS	16
EXECUTIVE OFFICERS	18
COMPENSATION DISCUSSION AND ANALYSIS	21
REPORT OF THE COMPENSATION COMMITTEE	30
COMPENSATION RISK MANAGEMENT	30
EXECUTIVE COMPENSATION	31
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	38
DIRECTOR COMPENSATION	40
AUDIT COMMITTEE REPORT	43
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES	44
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANTS	44
EQUITY COMPENSATION PLAN INFORMATION	45
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
ELECTION OF DIRECTORS (Proposal No. 1)	46
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”) (Proposal No. 2)	46
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 3)	48
APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND CAPITAL STOCK (Proposal No. 4)	49
APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN (Proposal No. 5)	50
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS	63
2013 ANNUAL REPORT TO STOCKHOLDERS	63
FORM 10-K FOR THE 2013 FISCAL YEAR	63
OTHER MATTERS	63
DATE OF RECEIPT OF STOCKHOLDER PROPOSALS	64
APPENDIX A	A-1
APPENDIX B	B-1

THE SPECTRANETICS CORPORATION
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2014

PROXY STATEMENT
________________
SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders of THE SPECTRANETICS CORPORATION (“us,” “we,” “Spectranetics” or the “Company”) to solicit proxies by the Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at 9945 Federal Drive, Colorado Springs, Colorado, 80921 on June 10, 2014, at 8:00 a.m. (MDT). We expect that this Proxy Statement and proxy will be first mailed to stockholders on or about May 1, 2014.

The cost of soliciting proxies is being borne by us. Our officers, directors and other employees, without additional compensation, may solicit proxies by telephone or by oral communication or by other appropriate means. We do not anticipate hiring a firm to solicit proxies. We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for costs in forwarding solicitation materials to beneficial owners of the shares held of record by those persons. We will pay all costs related to preparing this Proxy Statement, including legal fees, printer costs and mailing costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2014:

This Proxy Statement and our Annual Report for the year ended December 31, 2013 are available on our website at www.spectranetics.com/company/investor-relations/.

RECORD DATE AND VOTING OF SECURITIES

Only holders of record of our common stock outstanding as of the close of business on April 14, 2014, are entitled to notice of and to vote on matters presented at the Meeting or any adjournments or postponements of the Meeting. As of April 14, 2014, there were _____________ shares of common stock outstanding. Each share of common stock will be entitled to one vote on each matter presented at the Meeting. There is no cumulative voting.

To constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of common stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee represented at the Meeting, but regarding which such broker or nominee is not empowered to vote on a proposal) will be counted as shares that are present and entitled to vote to determine the presence of a quorum.

Each matter is tabulated separately. Directors are elected by a plurality of the votes cast, so abstentions and broker non-votes will not affect the candidates receiving the plurality of votes. Approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 and the number of authorized shares of capital stock to 125,000,000 requires the affirmative vote of a majority of the outstanding shares of common stock of the Company. Approval of the other proposals requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions are counted in tabulations of the votes cast on all proposals presented to stockholders, effectively counting as votes against such proposals.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Broker non-votes will not, therefore, impact our ability to obtain a quorum and will have no effect on the election of directors, approval of compensation of our named executive officers, the appointment of KPMG LLP as our independent registered public accounting firm, or to approve the Amended and Restated 2006 Incentive Award Plan. Broker non-votes will, however, have the same effect as a vote against the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 and the number of authorized shares of capital stock to 125,000,000, so we are encouraging stockholders to vote their shares in favor of this proposal.

Shares that are not voted in person cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i) by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii) by telephone; or

(iii) electronically through the Internet.

Voting By Proxy Card.  Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card. If no specification is made in a properly executed proxy received by us, then the proxy will be voted (i) FOR the election of the two Class II director nominees to the Board in this Proxy Statement, (ii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, (iii) FOR the ratification of the appointment of KPMG as our independent registered public accounting firm, (iv) FOR the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 120,000,000 shares and the number of authorized shares of capital stock to 125,000,000 shares, and (v) FOR the approval of the Amended and Restated 2006 Incentive Award Plan. If any other matters are brought before the meeting, the proxy holders will vote as recommended by the Board. If no recommendation is given, the proxy holders will vote in their discretion. If you own common stock through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity, follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

Voting By Telephone Or Through The Internet.  If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., Central Time, on June 9, 2014. Please see below and in the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of common stock are held in “street name” for your account, contact your broker, bank or other nominee to determine if you may vote by telephone or through the Internet.

REVOCATION OF PROXY

A proxy may be revoked by a stockholder prior to exercising the proxy by written notice to our Corporate Secretary received by June 9, 2014, by submission of another proxy bearing a later date, or by attending the Meeting and voting in person. If you receive two or more proxy cards, please vote each in accordance with the procedures described thereon to ensure that all of the shares are represented. All shares represented by each properly completed and unrevoked proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures in this Proxy Statement and the accompanying proxy card will be voted in accordance with your instructions.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether because of new information, future events or otherwise. Forward-looking statements should be evaluated with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our periodic reports on Form 10-Q and Form 8-K.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the number of shares of our common stock beneficially owned as of March 14, 2014, by (i) all persons known by us to be beneficial owners of more than 5% of our common stock; (ii) each of our directors; (iii) the named executive officers (as defined below under the caption “Executive Compensation—Summary Compensation Table” in this Proxy Statement); and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. “Percentage of Outstanding Shares” is based on 41,548,928 shares of common stock outstanding on March 14, 2014.

Name and Address	Shares Owned (1)	Right to Acquire (2)	Total Shares Beneficially Owned	Percentage of Outstanding Shares
5% Stockholders
BlackRock, Inc. (3)	2,957,589		2,957,589	7.1%
Oak Ridge Investments, LLC (4)	2,273,845		2,273,845	5.5%
Directors and Named Executive Officers (5)
Anne Melissa Dowling (6)	39,958	—	39,958	*
R. John Fletcher (6)	85,902	45,000	130,902	*
William C. Jennings (6)	42,693	—	42,693	*
B. Kristine Johnson (6)	12,419	—	12,419	*
Daniel A. Pelak (6)	38,612	—	38,612	*
Joseph M. Ruggio, M.D. (6)	65,900	45,000	110,900	*
Maria Sainz (6)	28,612	—	28,612	*
Scott Drake	34,043	318,749	352,792	*
Guy A. Childs	136,945	121,610	258,555	*
Kimberly M. Bridges	500	—	500	*
Paul Gardon	—	30,181	30,181	*
Shahriar Matin	26,697	240,763	267,460	*
All current executive officers and directors as a group (16 persons)	544,083	938,437	1,482,520	3.6%
____________

*	Less than 1%

(1)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Also includes restricted stock awards, whether vested or unvested. Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can be acquired through stock options exercisable or restricted stock units vesting within 60 days of March 14, 2014.

(3)
Information obtained from Schedule 13G/A filed with the SEC on January 30, 2014. Includes shares owned by BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited,  BlackRock Asset Management Canada Limited, BlackRock Advisors (UK) Limited,  BlackRock Fund Advisors, BlackRock Investment Management (UK) Ltd, BlackRock Japan Co Ltd, and BlackRock Institutional Trust Company, N.A. The filing noted that BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 2,957,589 shares and sole voting power for 2,849,992 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)
Information obtained from Schedule 13G filed with the SEC on February 3, 2014. Includes 2,273,845 shares beneficially owned by Oak Ridge Investments, LLC. The filing noted that Oak Ridge Investments, LLC claims sole dispositive power for 769,768 shares, sole voting power for 667,995 shares, and shared dispositive power for 1,504,076 shares. Shares reported are owned by a collective investment vehicle which is sub-advised by Oak Ridge Investments, LLC. The investment advisor for which Oak Ridge Investments, LLC serves as sub-advisor is Pioneer Investment Management Inc. As a result, Oak Ridge Investments, LLC has shared power to dispose or to direct the disposition of the shares indicated above. The address for Oak Ridge Investments, LLC is 10 South LaSalle Street, Ste. 1900, Chicago, IL 60603.

(5)	The address of each of the directors and named executive officers listed is c/o The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, CO 80921.

(6)
Shares owned include 3,170 shares of unvested restricted stock granted to each of Ms. Dowling, Mr. Fletcher, Mr. Jennings, Ms. Johnson, Mr. Pelak, Dr. Ruggio and Ms. Sainz at the 2013 Annual Meeting of Stockholders, pursuant to the 2006 Incentive Award Plan. The shares of restricted stock are subject to forfeiture until they vest one year from the date of grant, on May 29, 2014.

BOARD OF DIRECTORS

The following table lists the members of the Board, their ages as of March 31, 2014, their positions, the year first elected as a director, their director class, and the expiration of their current term. This table does not include information for Anne Melissa Dowling, a current Class II director whose term expires in 2014 and who will not be standing for re-election at the Meeting.

Name	Age	Positions with the Company	Director Since	Class of Director	Term Expires
Scott Drake	46	President and Chief Executive Officer, Director	2011	Class I	2016
R. John Fletcher	68	Chairman of the Board of Directors	2002	Class III	2015
William C. Jennings	74	Director	2009	Class I	2016
B. Kristine Johnson	62	Director	2012	Class III	2015
Daniel A. Pelak (1)	62	Director	2010	Class II	2014
Joseph M. Ruggio, M.D.	59	Director	1997	Class I	2016
Maria Sainz (1)	48	Director	2010	Class II	2014
____________
(1) Nominated for re-election to the Board for a three-year term.

The Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring are voted upon, and upon election each such director serves a three-year term. Messrs. Drake, Jennings and Ruggio serve as our Class I directors until the annual meeting to be held in 2016; Ms. Dowling, Ms. Sainz and Mr. Pelak serve as our Class II directors until the annual meeting on June 10, 2014; Mr. Fletcher and Ms. Johnson serve as our Class III directors until the annual meeting to be held in 2015. The Board of Directors may determine from time to time the size of the Board of Directors, but it cannot determine to have a Board comprising fewer than four or more than nine directors. If the number of directors is changed, any increase or decrease is apportioned among the classes to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting for the year in which his term expires until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

We are not aware of any family relationships among our directors and executive officers.

The size of the Board is currently set at eight. In accordance with our Bylaws, the Board has reduced the size of our Board to seven members, effective immediately prior to the commencement of the Meeting. Following the Meeting, our Board will be composed of three Class I directors, two Class II directors and two Class III directors. The Board is nominating Mr. Pelak and Ms. Sainz for re-election to the Board as Class II directors at the Meeting.

CORPORATE GOVERNANCE

The Board believes good corporate governance is paramount to ensure we are managed to benefit our stockholders for the long term. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken several initiatives to improve our corporate governance policies and practices.

In April 2008, the Board adopted Corporate Governance Guidelines (the “Guidelines”) to assist in exercising its responsibilities in serving our best interests and that of our stockholders. The Guidelines are periodically reviewed and amended by the Board, most recently in March 2013. The Guidelines address such matters as director qualification standards, director independence, selection of new directors, director compensation, Board access to senior management and independent advisors, stock ownership guidelines, limitations on director service on other boards, director resignation, the annual self-evaluation process and director education. Among the more recent revisions to the Guidelines, the Board promulgated restrictions on equity transactions, including no cash buyout of underwater options and prohibitions on hedging transactions and pledging of our stock by our directors, officers and employees. The Board adopted a policy requiring any nominee for director to offer his or her resignation to the Board if he or she receives a greater number of votes “against” his or her election than votes “for” such election. A complete copy of the Guidelines is available in the Investor Relations section of our website at www.spectranetics.com/company/investor-relations/corporate-governance.

Corporate Code of Conduct

The Board has adopted a Corporate Code of Conduct and Ethics, which was revised and approved in December 2013 (the “Code of Conduct”), that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Conduct, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of the NASDAQ Global Select Market. The Code of Conduct is posted on our website at www.spectranetics.com/company/investor-relations/corporate-governance. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. We intend to disclose on our website future amendments to certain provisions of our Code of Conduct, and any waiver of provisions of the Code of Conduct required to be disclosed under the rules of the SEC or listing standards of the NASDAQ Global Select Market.

Director Independence

Our Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by the NASDAQ Global Select Market. The Board has determined that all of our directors are independent under these standards except for Mr. Drake, who also serves as our President and Chief Executive Officer.

Leadership Structure

In December 2010, Mr. Fletcher, an independent director, was elected Chairman of the Board. Our Board believes that, at the present time, our interests and that of our stockholders are best served by the leadership and direction provided by an independent Chairman of the Board. The Board believes this structure enhances the Board’s oversight of, and independence from, management and enhances the ability of the Board to carry out its roles and responsibilities for the stockholders. The Board also believes this leadership structure allows the Chief Executive Officer to focus his time and energy on operations and management, and leverage the experiences and perspectives of the independent Chairman of the Board. The Audit, Compensation, and Nominating and Corporate Governance committees, each of which is made up entirely of independent directors, perform various oversight functions independent of management. We may in the future combine the roles of Chief Executive Officer and Chairman of the Board depending on the then-current circumstances.

The Board’s Role in Risk Oversight

The Board has two primary methods of overseeing risk. The first method is through our Enterprise Risk Management (“ERM”) process, which allows for full Board oversight of the most significant risks facing us. The second is through the functioning of the Board committees.
The goal of ERM is to provide an ongoing process, effected at all levels across each business unit and corporate function, to identify, assess and monitor risk, and to implement mitigating actions, if possible. Where the ERM process identifies a material risk, it will be elevated through the CEO to the Board for its consideration. The Audit Committee amended its charter in October 2010, as requested by the Board, to expressly include as one of the Audit Committee’s responsibilities the oversight of management’s processes to manage our enterprise-wide risk. The Audit Committee periodically receives and reviews presentations from management regarding the ERM process to assess whether it is functioning effectively.

Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has the responsibility for the oversight of our risk management processes. Senior management attends regular meetings of the Board, provides presentations on operations, including significant risks, and is available to address any questions raised by the Board. Specific examples of risks primarily overseen by the full Board include, but are not limited to, legal risks, competition risks, industry risks, economic risks, business operations risks, commercial and regulatory compliance risks, reputational risks and risks related to acquisitions and dispositions.

Our Board committees assist the Board in fulfilling its oversight responsibilities in the ERM process.

•
The Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include risks related to preparing our financial statements, disclosure controls and procedures, internal controls over financial reporting, accounting, financial, auditing, and treasury risks.

•	The Compensation Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks arising from our compensation policies and programs.

•
The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks associated with Board organization, membership and structure, succession planning and corporate governance.

•
The Compliance Committee assists the Board in fulfilling its oversight responsibilities by considering risks relating to our operations within the medical device industry, its compliance with applicable health care laws and regulations and its compliance with the terms of the five-year Corporate Integrity Agreement (“CIA”) entered into in December 2009 with the Office of Inspector General of the United States Department of Health and Human Services (“OIG”) as part of resolving a federal investigation.

Our Board is apprised by the chair of each Board committee of significant risks and management’s responses via periodic updates at regularly scheduled Board meetings. The leadership structure of our Board supports the Board’s effective oversight of our risk management.

Stockholder Communications with the Board

Stockholders may send written communications to the attention of the Board, any Board committee or any individual Board member. Communications should be directed to our Corporate Secretary, who will be primarily responsible for monitoring communications from stockholders and providing copies of such communications to the directors. Communications should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of Company common stock owned by the stockholder and, if the stockholder is not the record owner of the stock, the name of the record owner. The Corporate Secretary will forward all communications not more suitably directed to management to the Board, a committee or individual directors. Stockholders who wish to communicate with the Board can write to Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. A complete copy of the Policy and Procedures Regarding Communications Between Security Holders and the Board of Directors is available in the Investor Relations section of our website at www.spectranetics.com/company/investor-relations/corporate-governance.

Board Committees and Meetings

The Board held nine in person or telephonic meetings during 2013. No director attended fewer than 75% in the aggregate of all Board meetings and meetings of any committee on which he or she served during 2013. Members of the Board and its committees also consulted informally with each other and with management from time-to-time and acted at various times by written consent without a meeting during 2013. In 2013, Mr. Drake and Mr. Fletcher attended our 2013 annual meeting of stockholders. Our director attendance policy is available in our Corporate Governance Guidelines at www.spectranetics.com/company/investor-relations/corporate-governance.

The Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Compliance Committee, and an ad hoc Business Development Committee. In 2012, the Board authorized an ad hoc Finance Committee of independent directors to facilitate the work of the Board in evaluating potential financing and other transactions.

Audit Committee.  The Audit Committee is comprised of three directors, Mr. Jennings, who serves as Chairperson, Mses. Dowling and Johnson, all of whom are “independent” under the current NASDAQ Global Select Market listing standards and SEC rules regarding audit committee membership. Mr. Jennings and Ms. Dowling were appointed to the Audit Committee in March 2009. Ms. Johnson was appointed to the Audit Committee in January 2013.

The Board has determined that Mr. Jennings qualifies as an audit committee financial expert as that term is defined in the SEC’s rules and regulations.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) our accounting and financial reporting processes and the audit of our financial statements; (ii) the adequacy and effectiveness of our internal controls; (iii) the appointment, compensation, retention and oversight of the work of our independent auditors; (iv) the portions of the Code of Conduct that relate to the quality or integrity of our financial statements; and (v) our processes regarding enterprise-wide risk management. The Audit Committee also pre-approves all audit and permissible non-audit services to be performed for us by our independent registered public accounting firm under the policy described later in this Proxy Statement. The Audit Committee prepares the report required by SEC rules to be included in this Proxy Statement.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, fraud or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. Such procedures can be found on our website at www.spectranetics.com/company/investor-relations/corporate-governance.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee.

The Audit Committee held 11 meetings during 2013. The report of the Audit Committee for 2013 can be found following the “Director Compensation” section in this Proxy Statement. The Board has adopted an Audit Committee Charter, which is available on our website at www.spectranetics.com/company/investor-relations/corporate-governance.

Compensation Committee.  The Compensation Committee is comprised of three directors, Mr. Pelak, who serves as Chairman, Mr. Jennings, and Ms. Sainz, all of whom are “independent” under the current NASDAQ Global Select Market listing standards. Mr. Pelak was appointed to the Compensation Committee in March 2012. Mr. Jennings was appointed to the Compensation Committee in March 2009. Ms. Sainz was appointed to the Compensation Committee in December 2010.

The Compensation Committee is responsible for discharging our Board’s responsibilities relating to the compensation of our executive officers and directors and the equity compensation of all employees, including assessing our overall compensation philosophy, structure and related risks, reviewing incentive compensation plans and equity-based plans and determining executive officer and director compensation. The Compensation Committee also participates in preparing the Compensation Discussion and Analysis to include in this Proxy Statement and produces a Compensation Committee Report to include in this Proxy Statement, each under applicable rules and regulations.

Regarding the compensation of executive officers, the Compensation Committee, with significant input from the CEO, evaluates the individual performance of each executive officer other than the CEO and determines and approves the compensation of the executive officers based on such evaluation. Regarding the CEO, the Compensation Committee, with input from the Chairman of the Board, completes an annual performance review of our CEO. As part of evaluating the CEO, the Compensation Committee also solicits feedback from other Board members. The Compensation Committee annually reviews actual compensation amounts provided in peer group proxy statements. Based on evaluations submitted by the CEO, the Compensation Committee’s evaluation of the CEO, and a review of relevant third-party compensation data the Compensation Committee sets compensation levels for our executive officers that correspond to our goals and objectives.

The Compensation Committee reviews and approves incentive compensation plans and makes recommendations to the Board regarding equity-based plans. It approves any grants of stock options and other equity awards to our executive officers, including the Chief Executive Officer, under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee also reviews and approves grants of stock options and other equity awards to our employees. In 2013, the Compensation Committee delegated to any two of the CEO, CFO or Vice President of Human Resources the review and approval of option grants to non-executive officer new hires and to non-executive officer employees following his or her promotion, within certain pre-determined guidelines. The Compensation Committee certifies whether performance goals, which are established by the Board of Directors, are met before performance-based compensation is paid to executive officers. The Compensation Committee is also responsible for administering the equity-based plans, including the 2006 Incentive Award Plan.

Beginning in September 2010, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to act as the Compensation Committee’s independent consultants on executive and director compensation. The engagement included establishing a peer group list for executive officer compensation, analyzing executive officer compensation incorporating the peer group list, and consulting on matters regarding director and officer indemnification and officer severance agreements. Regarding director compensation, in 2013, Pearl Meyer provided general advice regarding the reasonableness of our director compensation levels in comparison with those of other similarly situated companies and the appropriateness of our total director compensation program structure.

The Compensation Committee determined that the services provided by Pearl Meyer to the Compensation Committee during 2013 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Pearl Meyer under the applicable rules adopted by the SEC and NASDAQ. In making this assessment, the Compensation Committee also considered Pearl Meyer’s written correspondence to the Compensation Committee that affirmed the independence of Pearl Meyer and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

The Compensation Committee held 10 meetings during 2013. The report of the Compensation Committee for 2013 can be found below under the caption “Compensation Discussion and Analysis” in this Proxy Statement.

The Compensation Committee operates under a written Charter adopted by the Board, which is available on our website at www.spectranetics.com/company/investor-relations/corporate-governance.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of three directors, Mr. Fletcher, who serves as its Chairman, and Mses. Johnson and Dowling. All of the members of the Nominating and Corporate Governance Committee in 2013 are “independent” under the current NASDAQ Global Select Market listing standards. The Nominating and Corporate Governance Committee proposes nominees for election to the Board, including any stockholder nominees. The Nominating and Corporate Governance Committee recommended the nominees for election at this Meeting. Other duties and responsibilities include: assessing the size and composition of the Board and its committees, overseeing the annual evaluation of the Board, overseeing our policy and procedures for the review, approval or ratification of transactions with related persons and making recommendations to the Board regarding matters such as stockholder proposals, the Corporate Governance Guidelines, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the charters of the Board committees.

The Nominating and Corporate Governance Committee held 7 meetings during 2013. The Nominating and Corporate Governance Committee Charter is available on our website at www.spectranetics.com/company/investor-relations/corporate-governance.

Criteria for Director Nominees.  The Nominating and Corporate Governance Committee evaluates each nominee for election to the Board in conjunction with its consideration of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through exercising sound judgment using its diversity of experiences. The Nominating and Corporate Governance Committee believes that the qualifications of a director candidate should provide balance to the current Board’s knowledge, perspective, experience and expertise. A director candidate is examined in light of our current and anticipated needs. In determining whether to recommend a current director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.

In seeking individuals to join the Board of Directors, the Nominating and Corporate Governance Committee considers the following to be minimum qualifications that a candidate must possess:

•	Commitment to promoting the long-term interests of our stockholders;

•	Strong professional and personal reputations consistent with our values;

•	Broad general business experience and acumen, which may include experience in management, finance, marketing and/or accounting;

•	Leadership experience and experience with strategic planning;

•	Familiarity with our industry and marketplace;

•	Well-educated, including possible graduate degrees and professional training;

•	Mature business judgment and a high level of personal and professional integrity; and

•	Sufficient time, energy and attention to devote to our business as a member of the Board.

The Nominating and Corporate Governance Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined under the current NASDAQ Global Select Market listing standards; and

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee.

Although the Nominating and Corporate Governance Committee does not have a specific policy regarding the consideration of diversity in identifying director nominees, it believes that the Board should be composed of directors with diverse backgrounds, perspectives, skills and experience, including appropriate financial and other expertise relevant to our business.  A director candidate will not be discriminated against because of race, ethnicity, national origin, gender, religion or disability.  While the Nominating and Corporate Governance Committee may consider some aspects of diversity, such as diversity relating to domicile, national original, race, ethnicity and gender, when considering a director candidate, these factors are not a prerequisite for any director candidate.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. The committee has in the past used, and may in the future use, the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or nomination for election.

Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares of Spectranetics common stock. Candidates recommended by stockholders will be evaluated in the same manner as any other candidate. Stockholders wishing to recommend a candidate for nomination as a director are required to send the recommendation in writing to the Chairman of the Nominating and Corporate Governance Committee, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. A stockholder recommendation must contain the following information:

•	Documentation supporting that the writer is a stockholder of Spectranetics and a statement that the writer is recommending a candidate for nomination as a director;

•	A resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, principal occupation or employment, and an explanation of how the candidate’s background and qualifications are directly relevant to Spectranetics’ business;

•	The number of shares of Spectranetics common stock beneficially owned by the candidate;

•
A statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Spectranetics, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•
Detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate;

•	Any other information required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	A signed consent of the candidate to serve as a director, if nominated and elected; and

•
The other information set out in our Policy and Procedures Regarding the Consideration of Director Candidates Recommended by Security Holders, which is available on our website at www.spectranetics.com/company/investor-relations/corporate-governance.

For its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate. The Nominating and Corporate Governance Committee has sole discretion to decide which individuals to recommend for nomination as directors by the Board.

Any stockholder that desires to recommend a candidate for nomination to the Board to be considered for election at the Annual Meeting of Stockholders in 2015 is strongly encouraged to do so no later than the date that proposals meeting the requirements of our bylaws and Rule 14a-8 promulgated under the Exchange Act are due. See “Date of Receipt of Stockholder Proposals” in this Proxy Statement.

Compliance Committee. The Compliance Committee was formed in September 2008 and held five meetings during 2013. The Compliance Committee is comprised of two directors, Dr. Ruggio, who serves as Chairman, and Ms. Sainz. With the assistance of the Chief Compliance Officer and others, the Compliance Committee performs periodic reviews of our regulatory and commercial compliance policies and procedures and provides ongoing oversight of these policies and procedures to support compliance with relevant healthcare laws and regulations.

Under the CIA, Spectranetics must maintain a Board Compliance Committee, comprising at least two non-management members of the Board, and a Management Compliance Committee for the term of the CIA. The Board Compliance Committee assists the Board, the Chief Compliance Officer, and the Management Compliance Committee in overseeing and maintaining our compliance program and complying with the CIA. The Board Compliance Committee also serves as a point of direct access, in a confidential and anonymous compliance hotline, for Company employees and others who wish to bring compliance concerns directly to the Board.

Compensation Committee Interlocks and Insider Participation

In 2013, Ms. Sainz, Mr. Jennings and Mr. Pelak served as members of the Compensation Committee. None of such Compensation Committee members has ever been an officer or employee of us or our subsidiaries. During the last fiscal year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers of such entity serving as members of our Board of Directors or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted a written policy and procedures for the review, approval or ratification of “Related Party Transactions” consistent with the listing standards of the NASDAQ Global Select Market and Item 404(a) of Regulation S-K under the Securities Act of 1933. For purposes of the policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest.

The policy defines “Related Party” as:

•	Any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become our director;

•	Any person known to be the beneficial owner of more than 5% of any class of our voting securities;

•
Any immediate family member of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

Under the policy, the Nominating and Corporate Governance Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction. The Nominating and Corporate Governance Committee then either approves or disapproves the Related Party Transaction. A Related Party Transaction may be consummated and continue only if the Nominating and Corporate Governance Committee has approved or ratified such transaction under the guidelines in the policy. If advance Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairman of the Nominating and Corporate Governance Committee, subject to ratification of the transaction by the Nominating and Corporate Governance Committee at the Committee’s next regularly scheduled meeting; provided that if ratification is not forthcoming, management must try to cancel or annul the transaction. No director may participate in approving a Related Party Transaction for which he or she is a Related Party.

The Nominating and Corporate Governance Committee has reviewed and pre-approved certain types of Related Party Transactions, which are deemed approved or ratified, as applicable, under the policy, including the following:

•	Compensation:

(i)	to one of our executive officers or directors if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K; or

(ii)
to one of our executive officers, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to us if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to our Board of Directors for approval, by the Compensation Committee.

•	Transactions that are in our ordinary course of business and where the interest of the Related Party arises only:

(i)	from the Related Party’s position as a director of another corporation or organization that is a party to the transaction;

(ii)
from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction;

(iii)	from both such positions and ownership described above; or

(iv)
from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership.

•
Transactions that are in our ordinary course of business and where the interest of the Related Party arises solely from the ownership of a class of our equity securities and all holders of such class of our equity securities will receive the same benefit on a pro rata basis.

BUSINESS EXPERIENCE OF NON-EMPLOYEE DIRECTORS

Class II Director Nominees

Daniel A. Pelak has served on the Board since November 2010. Since 2008, Mr. Pelak has served as a senior advisor to the private equity firm Welsh, Carson, Anderson and Stowe. From 2005 to 2008, he served as the President and Chief Executive Officer of InnerPulse, Inc., a privately held, early-stage cardiac medical device company. From 2002 to 2005, Mr. Pelak served as President and Chief Executive Officer of Closure Medical Corporation, a publicly held global leader in the development and manufacture of biomaterial-based medical adhesives, until its acquisition by Johnson & Johnson (Ethicon Division) in 2005. Prior to that, Mr. Pelak was employed by Medtronic Inc., where he advanced through multiple management positions over a 25-year period. His executive positions at Medtronic included Vice President, Cardiovascular Marketing and Vice President and General Manager of three operating divisions — Nortech, Cardiac Surgery Technology and Perfusion Systems. Mr. Pelak is currently the Chairman of the board of directors of K2M, Inc., a privately-held spinal device company, and the Chairman of the board of directors of Valeritas, Inc., a privately-held medical technology company. He also serves on the board of directors of the privately held Vertos Medical Corp., a minimally invasive surgical device company specializing in the treatment of spinal conditions and Mardil Medical, Inc., a privately held early stage company pioneering a treatment for heart valve disease. From 2006 to 2010, Mr. Pelak served on the board of directors of AGA Medical, Inc., a publicly held medical device company which specializes in non-surgical techniques to treat structural heart defects and circulatory conditions. Mr. Pelak has over 20 years of experience as a senior executive in the medical technology industry and brings to the Board considerable knowledge and experience of markets we serve and the medical device industry in general, to support our operating and strategic initiatives. He also has experience as a public company director on other public company boards.

Maria Sainz has served on the Board since November 2010. Ms. Sainz has served as the President and CEO of Cardiokinetix Inc., a venture backed medical device company in the field of interventional heart failure, since April 2012. Prior to that, she was General Manager for the Concentric Medical unit under the Neurovascular division of Stryker Corporation, a global medical technology company. Stryker Corporation acquired Concentric Medical, Inc., a privately held, commercial stage company that manufactures and markets minimally invasive devices that are delivered into the brain to remove blood clots that cause ischemic stroke, in October 2011. Ms. Sainz was President and CEO of Concentric Medical from April 2008 until the acquisition by Stryker in October 2011. From 1991 to 2006, Ms. Sainz held various executive positions in the United States and Europe within the cardiac rhythm management, cardiac surgery and vascular intervention divisions of Eli Lilly’s medical device businesses and Guidant Corporation, a manufacturer of cardiovascular medical products. From 2003 to 2006, Ms. Sainz was a member of the Guidant Management Committee as President, Cardiac Surgery Division, a 500-employee division that grew from $90 million to $176 million in annual revenue under her leadership. Following Guidant’s acquisition by Boston Scientific Corporation in 2006, she served as an advisor to the Chief Operating Officer of Boston Scientific Corporation and assisted in several transition activities in the United States and Europe until early 2008. Ms. Sainz currently serves as a director of Orthofix NV, a public medical device company focused on developing and delivering repair and regenerative solutions to the spine and orthopedic markets, and MRI Interventions, a public medical device company that develops and commercializes platforms for performing minimally invasive surgical procedures in the brain and heart under direct, intra-procedural magnetic resonance imaging guidance. Ms. Sainz brings to the Board considerable knowledge and experience of markets we serve and the medical device industry in general, to support our operating and strategic initiatives. Additionally, she has experience as a public company director on other public company boards.

Class I Directors with Terms expiring in 2016

William C. Jennings has served on the Board since February 2009. Mr. Jennings is a retired partner of PricewaterhouseCoopers LLP, where he led its risk management and internal control consulting practice from 1991 until his retirement in 1999. Prior to that, Mr. Jennings served as a senior audit partner at Coopers & Lybrand, as a

Senior Executive Vice President at Shearson Lehman Brothers responsible for quality assurance, internal audit and compliance and as Executive Vice President and Chief Financial Officer of Bankers Trust Company. Since retiring from PricewaterhouseCoopers LLP, Mr. Jennings has provided independent consulting services to a number of companies. Mr. Jennings served as a director of NYFIX, Inc. for four years until December 2007. Mr. Jennings graduated with a Bachelor of Science degree from the University of Akron and also holds a Master of Business Administration from the University of Florida. Mr. Jennings currently serves as a director of Axcelis Technologies, Inc., a public semiconductor equipment company, and Silgan Holdings Inc., a manufacturer of packaging for consumer goods products. Mr. Jennings brings to our Board extensive experience in finance, accounting and internal control matters, particularly as they apply to public companies. Additionally, he has experience as a public company director on other public company boards.

Joseph M. Ruggio, M.D. has served on the Board since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since 1995, Dr. Ruggio has served as Chairman and President of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation which he founded. He also serves as President and Chief Executive Officer of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Prior to that, Dr. Ruggio served as founder, Chairman, President and Chief Executive Officer of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc. Since 2000, Dr. Ruggio has served on the board of directors of Monarch HealthCare, a large southern California Independent Practice Association (IPA). He also serves on the Scientific Advisory Board for Proteus Biomedical, a private company that specializes in intelligent medicine applications using advanced technologies. Dr. Ruggio’s experience as a practicing interventional cardiologist and as a healthcare executive provides an important perspective to the Board on the clinical performance of our products, competitive products and new products. His strong background in developing and implementing high quality, patient-centered care in a cost effective fashion will help us navigate the changing payment paradigm without compromising care.

Class III Directors with Terms expiring in 2015

R. John Fletcher has served on the Board since March 2002 and was appointed Chairman of the Board in December 2010. Mr. Fletcher has served as Chief Executive Officer of Fletcher Spaght, Inc. (FSI) since 1983, a strategy consulting organization that he founded in 1983. He has served as Managing Director of Fletcher Spaght Ventures, a venture fund, since 2001. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group, a global management consulting firm. Mr. Fletcher was a PhD candidate in International Business at The Wharton School, University of Pennsylvania, during which he earned a master’s degree in International Finance. He received his Master of Business Administration from Southern Illinois University and prior to that a Bachelor of Business Administration from George Washington University. Mr. Fletcher currently serves as a director of Axcelis Technologies, Inc., a public semiconductor equipment company. From 2005 to 2009, Mr. Fletcher served as a director of Panacos Pharmaceuticals Inc., a public biotechnology company focused on therapeutic solutions for infectious disease; from 1991 until 2011, he served as a director of AutoImmune, Inc., a public biotechnology company that develops orally-administered pharmaceutical products; and from 2011 until 2012, he served as a director of Marina Biotech, a biotechnology company focused on RNAi-based therapeutics. Mr. Fletcher brings strategic insight, leadership and a wealth of experience in healthcare to the Board, both in our core businesses as well as new business opportunities. Additionally, he has experience as a public company director on other public company boards.

B. Kristine Johnson has served on the Board since May 2012. Ms. Johnson is President of Affinity Capital Management, a venture capital firm that invests in private, U.S. based healthcare companies. She has held this position since 2000. Prior to serving as a consultant to Affinity Capital Management in 1999, she was Senior Vice President and Chief Administrative Officer of Medtronic, Inc. and a member of Medtronic’s Executive Committee. During her 17 years at Medtronic, she also served as President and General Manager of its vascular business and

President and General Manager of its tachyarrhythmia management business. Ms. Johnson received her B.A. from St. Olaf College. She currently serves on the Board of Directors of Piper Jaffray Companies, a leading middle market investment bank and asset management firm, and has been the Board’s lead director since 2012. She also is Chair of the Board of Regents of St. Olaf College and serves on the boards of several private entities. Ms. Johnson brings to our Board extensive experience in finance and the healthcare and medical device industry, and she also has experience as a public company director on other public company boards.

EXECUTIVE OFFICERS

Our current executive officers, their positions and their ages as of March 31, 2014 are as follows:

Name	Age	Office
Scott Drake	46	President and Chief Executive Officer
Guy A. Childs	48	Chief Financial Officer
Shahriar (Shar) Matin	39	Chief Operating Officer
Wade Bowe	43	Vice President, Research and Development
Kimberly M. Bridges	40	Senior Vice President, Sales and Marketing, Vascular Intervention
Austin Byrd	48	Vice President, Chief Compliance Officer
Donna Ford-Serbu	45	Senior Vice President, Sales and Marketing, Lead Management
Robert Fuchs	47	Senior Vice President, Global Head of Human Resources
Paul Gardon	48	Senior Vice President, General Counsel
___________________

Each of our executive officers serves at the discretion of the Board. We are not aware of any family relationships among any of our directors and executive officers.

Scott Drake has served as our Chief Executive Officer and President since August 2011 and as a director since September 2011. Prior to joining Spectranetics, Mr. Drake held the position of Senior Vice President, Operations of DaVita, Inc., a leading U.S. provider of kidney care and dialysis, from 2009 to August 2011. Previously, Mr. Drake held several positions of increasing responsibility within various healthcare business units at Covidien, Plc, a global healthcare products company and manufacturer of medical devices and supplies, over a period of 17 years, including the following: (i) from 2006 to 2009, Mr. Drake was Global Business Unit President, Respiratory and Monitoring Solutions; (ii) from 2003 to 2006, he was President, Valleylab (re-named as the Surgical Solutions Group); (iii) from 2001 to 2003, he was Vice President and General Manager, Critical Care. Prior to 2001, Mr. Drake held several positions in sales and marketing management within various medical device business units at Covidien, Plc. Mr. Drake currently serves as a director of AtriCure, Inc., a public medical device company providing innovative atrial fibrillation (Afib) solutions. Mr. Drake holds a Bachelor of Science degree in business administration from Miami University of Ohio. Mr. Drake’s knowledge of our business, depth of experience with investors, over 20 years of experience in the healthcare industry and strong leadership skills uniquely qualify him as a Board member.

Guy A. Childs has served as our Chief Financial Officer since January 2003. Since joining us in September 1991, Mr. Childs has held various accounting and financial management positions, including being Director of Finance, which he held from January 2000 to May 2002. In May 2002, Mr. Childs was appointed Acting Chief Financial Officer, a position he also held from May 1999 to December 1999. Prior to joining us, Mr. Childs worked for the public accounting firm of Deloitte & Touche, LLP serving as a senior accountant on various audit engagements in the financial services, healthcare and manufacturing industries. Mr. Childs graduated from the University of South Dakota with a Bachelor of Science degree in business administration, major in accounting.

Shahriar (Shar) Matin was promoted to Chief Operating Officer in January 2014, with responsibilities that include oversight of operations, quality, field service, clinical, regulatory affairs, international commercial operations, and business development. He served as Senior Vice President, Operations, Business Development and International from January through December 2013. He served as Senior Vice President, Operations, Product Development and International from April 2010 through December 2012. He served as our Vice President, International, since March 2008 and as Managing Director of our wholly-owned subsidiary, Spectranetics International, B.V., since April 2007. From 2006 to March 2007, he held the position of Business Unit Director — Cardiac Rhythm Management for Guidant Corporation, now owned by Boston Scientific Corporation, in China. During 2005 and 2006, he was the General Manager — Southeast Asia and Pakistan for Guidant Corporation. From 1997 to 2004, Mr. Matin held clinical sales, project management, and manufacturing engineering positions at Guidant Corporation, which included assignments in the United States, Japan and Ireland. Mr. Matin received his Bachelor of Science degree in Mechanical Engineering, with honors, from the University of California, Berkeley, and his Master of Business Administration from Harvard Business School.

Wade Bowe has served as our Vice President, Research & Development since January 2012. From December 2009 to December 2011, he served as Vice President of Operations and Research & Development. He served as our Vice President of Operations from August 2008 and as Vice President of Catheter Manufacturing and Development from March 2007. He served as our Director of Product Development from January 2005 and as a Senior Project Engineer/Group Leader from March 2003. In his current role, he drives all aspects of research, technical innovation, and new product development. Mr. Bowe has over 20 years of medical device industry experience in diverse technical, leadership and management roles spanning Research & Development, Operations, and Program Management. He is the Inventor/Co-Inventor of 30 U.S. Patents and co-author of several publications. Prior to joining Spectranetics, Mr. Bowe spent twelve years in Research & Development and Operations with the Guidant Corporation. Mr. Bowe graduated with honors from GMI Engineering & Management Institute (Kettering University). He holds a Bachelor of Science degree in Mechanical Engineering.

Kimberly M. Bridges joined Spectranetics as our Senior Vice President, Sales and Marketing, Vascular Intervention in August 2013. Prior to joining the Company, from January until August 2013, Ms. Bridges held the position of Vice President, Sales and Marketing, at Blockade Medical, L.L.C., a private company located in Irvine, CA that develops catheter-based therapeutic devices, where she commercialized catheter-based therapeutic devices for the treatment of cerebral aneurysms. She played a key role in shaping corporate strategy, portfolio management and organizationally preparing the company for success beyond the start-up stage. Prior to her role at Blockade Medical, she served as Vice President of U.S. Commercial Therapy Development and Global Acute Ischemic Stroke Marketing for Stryker Neurovascular from January until December 2012. Ms. Bridges served as Vice President of Sales and Marketing for North America and Asia from February 2008 until January 2012 at Concentric Medical, Inc., which was acquired by Stryker Corporation in 2011. Before joining the neurovascular business, Ms. Bridges spent 11 years in peripheral and cardiology sales leadership roles within the Cordis division of Johnson & Johnson, Guidant Corporation and ev3, Inc. She received her Executive Master of Business Administration at the University of Southern California Marshall School of Business and a Bachelor of Science in Management from Pepperdine University.

Austin B. Byrd has served as our Vice President and Chief Compliance Officer since December 2012. Mr. Byrd is a veteran medical device executive and healthcare compliance officer with a wide-ranging legal background. Mr. Byrd was in private law practice during 2012, at Bailey & Greer, PLLC. From 2004 to 2011, Mr. Byrd was an in-house attorney and executive at Smith & Nephew, one of the world’s largest medical device companies. As in-house counsel, Mr. Byrd oversaw the formation of Smith & Nephew’s consulting and product design contracts with health care professionals. He became the Orthopaedic Division’s first full-time compliance officer in 2005. From 2007 through 2010, Mr. Byrd was Smith & Nephew’s primary point of contact with the Department of Justice and Health and Human Services Department’s Office of the Inspector General. As Senior Vice President of Smith & Nephew’s InVentures business franchise, Mr. Byrd led a team that engineered and produced patient-specific orthopedic instruments and implants through coordinated engineering centers in Memphis, Switzerland and India.

Prior to joining Smith & Nephew, Mr. Byrd was an associate attorney at Wyatt, Tarrant & Combs, LLP, a leading multi-specialty regional law firm. He focused on business and corporate legal matters including mergers and acquisitions, commercial real estate and lending, intellectual property licensing, creditors’ rights, and the formation and tax-exempt qualification of non-profit organizations. Mr. Byrd is a member of the Board of Directors of the Memphis Symphony Orchestra. Mr. Byrd graduated from the University of Memphis, Cecil C. Humphreys School of Law, cum laude, and earned his Bachelor of Arts degree from Memphis State University.

Donna Ford-Serbu has served as our Senior Vice President, Sales and Marketing, Lead Management, since September 2013. From January through August 2013, she served as our Senior Vice President, Global Marketing, Strategy and Portfolio and from October 2011 until December 2012, she served as our Vice President, Global Marketing, Strategy and Portfolio. Prior to joining Spectranetics, Ms. Ford-Serbu held various positions at Covidien from 1998 until October 2011. She held the position of Vice President, Global Marketing Patient Monitoring at Covidien from March 2008 until October 2011. In this role, she oversaw the global marketing function for the patient monitoring business that represents over half of the revenue in Covidien’s Respiratory and Monitoring Solutions division. During her tenure as Vice President, Global Marketing Patient Monitoring, Ms. Ford-Serbu drove efforts to transform the business from one focused solely on pulse oximetry to a broad monitoring platform with respiratory function and end organ perfusion monitoring. She led teams to improve the innovation pipeline and served as the integration lead for Covidien’s $250 million acquisition of Aspect Medical in 2008 and commercial integration lead for the Somanetics acquisition in 2010. These efforts resulted in 32% growth of Covidien’s patient monitoring business in three years. Prior to her role in the Respiratory and Monitoring Solutions division, Ms. Ford-Serbu spent 10 years at the Energy-based Devices division at Covidien, holding positions of increasing responsibility in the areas of sales and marketing management, business development, and strategy and portfolio across the Electrosurgery, LigaSure and Interventional Oncology business lines. During her time as Business Director for the Interventional Oncology business, Donna led the integration of the Vivant Medical acquisition in 2005. Ms. Ford-Serbu holds a Master of Business Administration from the University of Rochester, and a Bachelor of Science degree from the University of Colorado.

Robert Fuchs has served as our Senior Vice President, Global Head of Human Resources since January 2014, and served as Vice President, Global Head of Human Resources from September 2012 through December 2013. In this role, Mr. Fuchs oversees all aspects of global human resources. He has a long tenure of serving in human resources leadership positions in the high tech, telecommunications, mining and service industries.  Prior to joining Spectranetics, Mr. Fuchs was the Senior Vice President of Human Resources for EchoStar Communications, a high tech engineering company with annual revenue of $3 billion, from 2011 to September 2012. Prior to EchoStar Communications, Mr. Fuchs was Vice President of Human Resources for Dish Network, a digital television provider with annual revenues of $12 billion, from 1999 to 2011. Mr. Fuchs holds a Bachelor of Science Degree in Business Management from Ithaca College, New York.

Paul Gardon has served as our Senior Vice President, General Counsel since January 2014, and served as Vice President, General Counsel from January through December 2013. From February 2012 until December 2012, he served as our Vice President and Deputy General Counsel. Mr. Gardon has over 20 years of experience in the practice of law, and is responsible for oversight of all legal matters pertaining to Spectranetics. Prior to joining Spectranetics in February 2012, Mr. Gardon served as General Counsel for a business unit of DaVita, a leading provider of kidney care and dialysis services, with revenues in excess of $1 billion, since August 2010. From 2004 to 2010, he held numerous positions of increasing responsibility at Covidien, including serving as Vice President of Legal Affairs for two large divisions. Mr. Gardon is a graduate of Villanova University School of Law and holds a Bachelor of Science degree from Marquette University.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Executive Summary

The primary goal of our executive compensation program is to attract, motivate, retain and reward leaders who create long-term value for our stockholders. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, and motivates executives to remain for long and productive careers.

In setting pay, we seek to:

•	Align the interests of our executive officers with those of our stockholders;

•	Tie annual and long-term compensation incentives to the achievement of specific financial and operational performance objectives;

•	Support our performance-based philosophy and culture; and

•	Focus on employee retention through our long-term equity programs.

Our focus on compensation risk management includes the following elements designed to discourage unnecessary or excessive risk taking behavior:

•	Executive officer performance-based compensation and payments are based on pre-determined, measurable performance objectives approved by the Compensation Committee;

•	Caps are imposed on the maximum incentive bonuses that can be awarded to an executive officer;

•	Equity awards emphasize long-term value creation and generally vest over a four year period;

•	A balance of short-term and long-term incentives is created through a mix of variable cash compensation awards and long-term equity awards;

•	We generally intend that, over time, total direct compensation (base salary, annual variable incentive and long-term incentive compensation) be at or above the market median for our peer group; and

•
To align the interests of management and stockholders, our executive officers are required over time to hold common stock or restricted stock units with a value equal to their annual salary (and with the CEO, three times his or her annual salary).

At our annual meeting of stockholders held on May 29, 2013, over 99% of votes cast (which excludes broker non-votes) were in favor of the proposal to approve an advisory resolution regarding the 2012 compensation program for our named executive officers (“say-on-pay” vote). The Compensation Committee believes this result indicates a vast majority of our stockholders are satisfied with our executive compensation policies and decisions, and our executive compensation program aligns the interests of our named executive officers with the interests of our stockholders. The Compensation Committee considered the results of the 2013 say-on-pay vote in its overall evaluation of our compensation program, but such results did not impact the Compensation Committee’s decisions regarding determining executive compensation for 2013 or 2014. We will continue to consider the outcome of our “say-on-pay” vote results when determining future compensation policies and pay levels for our named executive officers.

2013 Compensation Highlights

Most of our compensation decisions are made at the commencement of the year, after review of our and the executive officers’ performance over the past year. The discussion below addresses compensation of our named executive officers (“NEOs”). The NEOs are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated persons who were serving as executive officers as of December 31, 2013 ranked by their total compensation. The compensation of our NEOs for 2013 aligned well with our executive compensation objectives and with our performance:

•
Above-target results compared to 2013 performance goals resulted in above-target annual cash incentive award payouts to our NEOs for 2013. Performance compared to 2013 Company goals set by the Compensation Committee yielded a calculated payout of approximately 138.3% of target for our annual performance-based cash incentive award program (“Performance Bonus Plan”) for NEOs.

•
Our equity grant program is designed to align our NEOs’ interests with those of our stockholders. In 2013, excluding Ms. Bridges who commenced employment in August 2013, approximately 38% to 61% of our NEOs’ total compensation was delivered in equity awards which vest over four years, strengthening our emphasis on long-term pay-for-performance and retention.

•
From 2012 to 2013, total cash compensation for each of our NEOs, other than Mr. Gardon, increased in the range of 3% to 13%. The increase was due primarily to higher base pay and higher variable incentive award compensation in 2013 compared with 2012. Mr. Gardon’s total cash compensation increased by 55% in 2013 compared with 2012 due to higher base pay and higher variable incentive award compensation following his promotion to Vice President, General Counsel in January 2013.

Compensation Objectives

The Compensation Committee believes that compensation paid to the NEOs should be closely aligned with our performance on both a short-term and long-term basis and linked to specific, measurable results intended to create value for stockholders. Our cash compensation programs incorporate achievement of near-term corporate objectives and individual employee performance. Our equity programs encourage long-term equity ownership earned based on the employee’s impact and influence on achievement of corporate objectives.

In establishing compensation for the NEOs, the Compensation Committee seeks to:

•	Ensure the NEOs’ compensation is aligned with our strategies, business objectives and the long-term interests of our stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•
Reinforce NEOs’ incentive to increase our stock price and maximize long-term, sustainable stockholder value, and promote retention of key people, by providing a portion of total compensation opportunities in the form of ownership of our common stock through restricted stock and stock option awards; and

•	Attract and retain individuals of superior ability and managerial talent.

Our overall compensation program is structured to attract, retain, motivate and reward highly qualified executives by paying them competitively, consistent with our success and their contributions to that success. We believe compensation should be structured to ensure that a significant portion of an NEO’s compensation will be directly related to our performance and other factors that directly and indirectly increase stockholder value. We set goals designed to link each NEO’s compensation to our performance and attainment of those other factors. Consistent with our performance-based philosophy, we provide compensation to our NEOs that includes the potential for a significant variable cash incentive-based component, besides base salary. We have established an equity award program to retain key executives through restricted stock and stock option awards that will increase in value as our performance results in an increase in stockholder value.
Determination of Compensation

The Compensation Committee has the primary authority to determine compensation for our NEOs. Base compensation for our officers, including the NEOs, is determined annually in the first quarter for that fiscal year, and incentive compensation payments are determined annually in the first quarter for the prior fiscal year. The Compensation Committee considers the following in determining NEO compensation:

•
Competitive practices and the amounts and nature of compensation paid to executive officers of similarly sized companies in the medical device industry, the proportionate share of compensation related to base salary and incentive cash compensation categorized by quartiles, and the job responsibilities of the executive positions included in market surveys.

•	The CEO’s evaluation of each NEO, excluding himself, and his recommendations to the Compensation Committee regarding the compensation of each NEO, excluding himself.

•
For the compensation of the CEO, the Compensation Committee conducts a performance evaluation of the CEO, including consultation with other Board members, and reviews comparative data for CEOs of similarly sized companies in the medical device industry.

An important component of setting and structuring compensation for our NEOs compares the total compensation of our NEOs with the compensation packages offered by other healthcare companies. In 2013, the Compensation Committee engaged Pearl Meyer, a compensation consulting firm, to act as the Compensation Committee’s independent consultant in executive compensation. Pearl Meyer collaborated with the Compensation Committee to establish a peer group of medical device industry peers (the “Peer Group”) that was used in evaluating the compensation of our NEOs in 2013. The Peer Group comprised 15 publicly traded companies in the medical device industry, with median annual revenue of $214 million and a median market cap (as of December 31, 2012) of $590 million. In 2013, the Compensation Committee used the Peer Group market compensation data compiled by Pearl Meyer, which market data was gathered from proxy statements of the Peer Group. The Peer Group market data included information on base salary, annual variable cash incentive payments, and long term incentives such as stock options and restricted stock values based on “as reported” fair value as of the grant date.

The Peer Group used in evaluating the compensation of our NEOs for 2013 comprised the following 15 companies:

ABIOMED, Inc. (ABMD)	NuVasive, Inc. (NUVA)
AngioDynamics, Inc. (ANGO)	NxStage Medical (NXTM)
AtriCure, Inc. (ATRC)	Orthofix International N.V. (OFIX)
Atrion Corporation (ATRI)	Tornier N.V. (TRNX)
Cardiovascular Systems, Inc. (CSII)	Vascular Solutions, Inc. (VASC)
CryoLife Inc. (CRY)	Volcano Corporation (VOLC)
HeartWare International, Inc. (HTWR)	Wright Medical Group, Inc. (WMGI)
Merit Medical Systems, Inc. (MMSI)

The Committee relies heavily on Peer Group data for all NEOs other than the General Counsel.  Because only six of sixteen Peer Group companies report data for the general counsel position, the Committee may also review other surveys in the life sciences industry for the General Counsel.  The Committee does not consider the specific participants in the surveys to be a materials factor in its review.

Actual pay for each NEO is strongly influenced by the performance of the executive over time and our annual performance. We strongly believe in retaining the best talent among our senior executive management team, which we believe creates value for our stockholders. We utilize the Peer Group data to compare executive compensation levels, and we target the aggregate value of our total compensation for our executive officers to be at or above the market median for companies in the Peer Group.

The 2013 equity compensation program was designed to retain our officers and other key employees and to align their behavior with our stockholders’ attainment of long-term, sustainable share value, balanced with appropriate levels of share usage in terms of “burn rate” and “overhang,” and stock compensation expense. All employees are eligible for grants of restricted stock units and stock options; however, participation is focused on those officers and other key employees with the greatest impact and influence to drive stockholder value. To retain our officers and other key employees, the Compensation Committee annually reviews the Peer Group data provided by Pearl Meyer and other pertinent information such as the value of all unvested restricted stock units and stock options held by such persons at the time of the review. In 2013, the Compensation Committee granted both stock options and restricted stock units. Under our current equity compensation program, we also generally grant stock options to officers and other key employees at the commencement of their employment. Awards of restricted stock units and stock options under the equity compensation program typically vest ratably over four years from grant.
Base Compensation

We provide our NEOs with a base salary that is generally structured at or above the market median of the Peer Group. In 2013, the Compensation Committee also solicited input from the CEO as part of evaluating each NEO. In 2013, the Compensation Committee assessed the individual performance of each NEO and proposed base salaries for each. As part of evaluating NEO base salaries in 2013, the Committee also solicited feedback from other Board members.  The 2013 salary increases for Mr. Drake and Mr. Childs were based on performance and alignment with our Peer Group, and the increase for Mr. Gardon was based on his promotion to General Counsel in 2013. The 2014 salary increases for Mr. Gardon and Mr. Matin were larger compared to those of the other NEOs due to their promotions in early 2014.

The following table shows the base salaries for our named executive officers as of March 1, 2012, 2013 and 2014 and the percentage increases between periods:

	March 1,		Percent	March 1,		Percent
	2012	2013	Change	2013	2014	Change
Scott Drake	$527,000	$600,000	13.9%	$600,000	$630,000	5.0%
Guy A. Childs	282,541	325,000	15.0%	325,000	338,000	4.0%
Shahriar Matin	258,440	267,485	3.5%	267,485	300,000	12.2%
Kimberly M. Bridges (1)	—	—	N/A	—	260,000	N/A
Paul Gardon	215,000	240,000	11.6%	240,000	262,000	9.2%

(1)	Ms. Bridges was hired as Senior Vice President, Sales and Marketing, Vascular Intervention, in August 2013. Her starting annual base salary for 2013 was $260,000.

Performance-Based Compensation

Short-Term Performance-Based Cash Incentive Program (“Performance Bonus Plan”)

We structure our compensation programs to reward NEOs based on our performance and the individual executive’s contribution to that performance. NEOs receive performance-based cash incentive compensation (i.e. bonus compensation) if certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee evaluates the Company’s and our executives’ performance in several areas. In our 2013 Performance Bonus Plan, we continued including a “clawback” provision that provides we will seek to recover incentive compensation paid to any executive as required by the Dodd-Frank Act or any other “clawback” provision required by law or applicable stock exchange listing standards.

2013 Incentive Targets. The Performance Bonus Plan comprises a variable cash component with threshold, target and maximum payouts based on the achievement of certain performance targets approved by the Compensation Committee at the beginning of each year. The Performance Bonus Plan includes pre-determined performance objectives approved by the Compensation Committee. The incentive target for each NEO under the plan for 2013, and the threshold, target and maximum annual bonus opportunity for each NEO, is in the table below. The incentive targets range from 0% for performance below the threshold level to a maximum of 200% of target for each of the NEOs.

Named Executive Officer	Incentive Target (% of Base Salary)	Threshold	Target	Maximum
Scott Drake	60%	$180,000	$360,000	$720,000
Guy A. Childs	50%	81,250	162,500	325,000
Shahriar Matin	50%	66,871	133,742	267,485
Kimberly M. Bridges (1)	50%	65,000	130,000	260,000
Paul Gardon	50%	60,000	120,000	240,000

(1) The payout to Ms. Bridges under our 2013 Performance Bonus Plan was pro-rated based on the number of days worked during 2013.

In 2013, the criteria for evaluating our performance and that of our executive officers included total revenue and operating income, which represented a 70% weighting of the annual cash bonus. The remaining 30% weighting of the annual cash bonus was tied to performance against several pre-established performance objectives approved by the Compensation Committee focused on achieving certain gross margin, vitality index, and clinical milestones.

The financial objectives for each of the NEOs were weighted between total revenue and operating income, which may exclude costs for certain special items identified at the beginning of the year. The achievement of the milestone-based performance objectives was assessed according to metrics expressed in terms of threshold, target and maximum goals. The financial objectives and the milestone-based performance objectives are measured separately. Payouts are earned and payable per the plan provisions based on the separate achievement of the financial objectives and the milestone-based objectives.

In January 2014, the Compensation Committee determined the following as it related to corporate performance against the objectives in the 2013 Performance Bonus Plan, which established the variable cash bonuses earned by each of the NEOs in 2013:

•	Total revenue was above target but below maximum;

•	Operating income was below threshold; and

•	One of the milestone-based performance objectives was at threshold, one was above threshold but below target, and the third was above target but below maximum.

Incentive amounts to be paid under the Performance Bonus Plan may be reduced but not increased by the Compensation Committee in their sole discretion. No such adjustments were made in 2013. Payments under the short-term incentive program are contingent upon continued employment, although bonus payments may be paid in the event of death, disability, severance agreements or other equitable circumstances based on actual performance to the targeted performance measures for each program.

Under the terms of the 2013 Performance Bonus Plan, the NEOs received a performance-based payout for having achieved the financial and milestone-based annual objectives at a weighted average of 138.3% of the target levels established by the Compensation Committee. Performance-based incentive cash compensation earned under the 2013 Performance Bonus Plan by each of the NEOs is summarized in the table below:

Named Executive Officer	2013 Incentive Plan Payments	As % of Target
Scott Drake	$498,022	138.3%
Guy A. Childs	224,802	138.3%
Shahriar Matin	185,019	138.3%
Kimberly M. Bridges (1)	61,097	138.3%
Paul Gardon	166,008	138.3%

(1)	Ms. Bridges’ bonus was pro-rated from her start date of August 30, 2013.

In aggregate, the bonus payments for 2013 to the NEOs totaled $1,134,948, or 32% of the bonus pool distributed to all employees.

Long-Term Equity Incentive Program

We believe that equity ownership ties the level of an NEO’s compensation to the performance of our stock and stockholder gains and creates an incentive for sustained growth. The number of stock options granted to an NEO upon commencement of employment is based on several factors, including, among others, the executive’s responsibilities, experience and the value of the stock option at the time of grant. Our long-term equity incentive program is designed to retain our NEOs. As such, awards of restricted stock units and/or stock options under the long-term equity incentive program vest ratably over time, typically over four years from grant. In the first and second quarters of 2013, the Compensation Committee reviewed the Peer Group data provided by Pearl Meyer and other pertinent information, such as the value of all unvested restricted stock units and stock options held by the NEOs. In July 2013, stock options to purchase an aggregate of 484,164 shares of common stock and 89,512 restricted stock units were issued to certain of our officers and employees under our customary annual grant program. Of these amounts, stock options to purchase 163,162 shares of common stock and 64,864 restricted stock units were granted to the NEOs.

From time to time, we grant performance-based equity awards under the long-term equity incentive program. In November and December 2008, we granted options to purchase 1.4 million shares of common stock to a broad base of our employees, including managers, directors, officers, NEOs and certain other key employees. All of these options were performance-based and vested monthly over a four-year period, subject to the attainment of an average stock price of $9.00 per share for a period of ten consecutive trading days. Performance-based options to purchase 400,000 shares were granted to Mr. Drake at commencement of his employment as CEO in August 2011. Mr. Drake’s options were performance-based and vest monthly over a four year period, subject to the attainment of an average stock price of $10.00 per share for a period of ten consecutive trading days. The $9.00 and $10.00 performance targets were achieved in March 2012.
Severance and Change in Control Agreements

In March 2011, we entered into Severance Agreements with each of Messrs. Childs and Matin, and certain other officers (the “Severance Agreements”). In October 2012, we entered into a Severance Agreement with Mr. Gardon. In February 2014, we entered into a Severance Agreement with Ms. Bridges. These Severance Agreements provide that if we terminate the executive’s employment other than for “Cause” (as defined in the Severance Agreements) or the executive’s disability, or if the executive terminates his employment for “Good Reason” (as defined in the Severance Agreements), we will pay to the executive a lump sum cash payment (unless otherwise required under Section 409A of the Internal Revenue Code (the “Code”)) in an amount equal to (i) for Messrs. Matin and Childs, his annual base salary, for Ms. Bridges and Mr. Gardon, fifty percent of their annual base salary, plus (ii) the executive’s target annual cash bonus for the year in which the termination occurred. We believe that providing our executives with specified benefits in the event of a termination of employment by us without “cause” or in the event of a “constructive termination” is consistent with competitive practices, helps us retain executives and maintain leadership stability. The executive’s right to receive these severance payments is conditioned on his or her execution and non-revocation of a general release of claims in our favor. If the executive’s employment is terminated for any reason, we will also pay to the executive any unpaid bonus for any prior fiscal year, calculated under the bonus plan for that prior fiscal year. During the executive’s employment and for one year following termination, the executive will be prohibited from competing and soliciting our employees and customers to the extent set forth in the Severance Agreement. Under certain circumstances, when the former executive remained in employment for substantially all of our fiscal year, we may elect to pay the earned bonus based on our performance in lieu of the target bonus, as provided for in the Severance Agreement, based on equitable and other considerations at the time of the executive’s separation from employment.

In July 2011, Mr. Drake entered into an employment agreement, effective August 10, 2011, which provides for severance if we terminate Mr. Drake’s employment other than for “Cause” (as defined in the employment agreement), or if he terminates his employment for “Good Reason” (as defined in the employment agreement). In such event we will pay to Mr. Drake a lump sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to the sum of (i) Mr. Drake’s annual base salary and (ii) his target annual bonus, each as in effect on the date of termination of Mr. Drake’s employment. Mr. Drake’s right to receive these severance payments is conditioned on his execution and non-revocation of a general release of claims in our favor.

Under the employment agreement, in the event of Mr. Drake’s termination for any reason, Mr. Drake will be entitled to receive: (i) all unpaid salary and unpaid vacation accrued by Mr. Drake through the date of termination, (ii) except in the case of a termination for Cause, any unpaid bonus for any fiscal year ended prior to termination, calculated and paid (following approval by the Compensation Committee) under our variable compensation plan for that year, and (iii) any unreimbursed business expenses incurred by Mr. Drake, under Company policy for senior executives.

Other Elements of Compensation and Perquisites

Medical Insurance.  We provide to each NEO, and the NEO’s spouse and children, health, dental and optical insurance, subject to their enrollment in those plans and payment of certain contributions from the NEO towards the costs of medical insurance. NEOs are eligible to participate in these plans on the same basis as our other employees.

Executive Officer Perquisites.  We provide Mr. Drake with a transportation benefit in the form of a car service in lieu of relocation, with a combined annual cost to us of approximately $36,000 in 2013. This car service is shared with other officers and key employees, as convenient to Mr. Drake, others and us. In March 2012, the Compensation Committee approved a one-time supplemental payment to Mr. Drake of $12,000 in lieu of relocation costs in 2011. We do not otherwise provide our executive officers with any meaningful perquisites.

Other Compensation Policies

Stock Ownership Policy. Our stock ownership guidelines were revised in December 2012. It is our policy that all directors and officers should have a significant financial stake in us. To that end, non-employee directors must own our stock as a condition to continuing membership on the Board. Within three years of the anniversary of the earlier of the date on which a director is first appointed or elected to the Board, each director must own that number of shares of our common stock equal in value to three times the annual base cash retainer for service as a director, and thereafter each director must maintain that level of stock ownership throughout his or her tenure as a director.

For our officers, within four years of the anniversary of the date on which an officer is first appointed, (i) the Chief Executive Officer must own that number of shares of our common stock equal in value to three times his or her annual salary, (ii) each executive officer (other than the Chief Executive Officer) must own that number of shares of our common stock equal in value to at least his or her annual salary, and (iii) each non-executive officer must own that number of shares of our common stock equal in value to at least 50% of his or her annual salary. Thereafter, each officer must maintain that level of stock ownership throughout his or her tenure as an officer.

To satisfy these obligations, unless otherwise determined by the Compensation Committee, “annual salary” is the initial salary when any officer becomes subject to this policy, and “annual base cash retainer” is the retainer when the director joins the board. Shares held directly or in trust for the benefit of the officer or director or his or her immediate family member, and shares underlying restricted stock units or restricted stock awards subject to time vesting, or any combination, may be included in the aggregate number of shares held by a director or officer. Shares underlying stock options are not included in the calculations.

Timing of Stock Option Grants. It has been our long-standing practice to set the exercise price for stock options at the closing trading price for our common stock on the date of grant. The Compensation Committee has the sole authority to make stock option grants to all executive officers. The Compensation Committee meets regularly and the grant date is established based on the date of Compensation Committee approval at these meetings. In 2013, the Compensation Committee delegated to any two of the CEO, CFO or Vice President of Human Resources the review and approval of option grants to non-executive officer new hires and to non-executive officer employees following his or her promotion, within certain pre-determined guidelines. The per share exercise price of each stock option granted under these delegations of authority is the fair market value of a share of common stock on the last trading day of the month in which a new hire or promotion occurs.

Hedging and Pledging. Our Corporate Governance Guidelines contain restrictions on equity transactions, including no cash buyout of underwater options and prohibitions on hedging transactions and pledging of our stock by our directors, officers and employees.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation.  Section 162(m) of the Code limits the deductibility of compensation paid to a public company’s Chief Executive Officer and three other most highly compensated executive officers employed at the end of the year (other than the Chief Financial Officer). To qualify for deductibility under Section 162(m), compensation over $1,000,000 paid to these executive officers during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee’s policy takes into account Section 162(m) of the Code in establishing the compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of, and changes in, applicable tax laws and regulations and other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. The Compensation Committee may therefore award compensation to our executive officers not fully deductible if it determines such compensation is consistent with our compensation philosophy and is in our and our stockholders’ best interests.

Internal Revenue Code Section 409A.  The Compensation Committee also endeavors to structure executive officers’ compensation to be either compliant with, or exempt from, Code Section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Accounting.   Accounting principles generally accepted in the United States of America require us to recognize an expense for the fair value of equity-based compensation awards, and we account for grants of awards under our 2006 Incentive Award Plan accordingly. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially for decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management regarding, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee members:

Daniel A. Pelak, Chairman
William C. Jennings
Maria Sainz

COMPENSATION RISK MANAGEMENT

Our overall compensation program is designed to provide all employees, including our named executive officers, with a mix of incentive plans that focus on long-term and short-term financial and operational performance to align their interests with those of our stockholders without encouraging unnecessary or excessive risks. The following elements of the program are designed to discourage such risk taking behavior: (i) our executive officers receive performance-based compensation, and payments under the annual incentive-based bonus plan for our executive officers are based on pre-determined performance objectives approved by the Compensation Committee, (ii) we impose caps on the maximum incentive bonuses that may be awarded to an executive officer, (iii) long-term equity awards emphasize long-term value creation and generally vest over a four year period, (iv) we create a balance of short-term and long-term incentives through a mix of annual cash bonus awards and long-term equity awards, (v) we generally set salary structures and annual incentive targets that are at or above the market median for our Peer Group, and (vi) to align the interests of our management and stockholders, our executive officers are required over time to hold common stock with a value equal to their annual salary (and with the CEO, three times his or her annual salary).

We believe that our compensation program appropriately balances risks and the achievement of long-term and short-term goals, and that it is not reasonably likely to have a material adverse effect on our business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our NEOs for all services rendered in all capacities to us for the years ended December 31, 2013, 2012 and 2011. The NEOs are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated persons who were serving as executive officers as of December 31, 2013 ranked by their total compensation.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Scott Drake	2013	$596,911	$—	$728,675	$1,079,198	$498,022	$47,041	$2,949,847
President and Chief Executive Officer (6)	2012	525,962	—	—	581,400	442,337	74,522	1,624,221
	2011	178,846	60,000	281,500	590,000	108,296	18,716	1,237,358

Guy A. Childs	2013	$316,182	$—	$188,199	$278,727	$224,802	$11,610	$1,019,520
Chief Financial Officer	2012	279,799	31,809	—	320,253	197,625	2,822	832,308
	2011	267,550	3,978	132,124	79,245	123,108	5,449	611,454

Shahriar Matin	2013	$265,606	$—	$174,996	$259,152	$185,019	15,478	$900,251
Chief Operating Officer (7)	2012	$256,414	$—	$—	$183,001	$180,768	5,740	$625,923
	2011	$244,871	$3,628	$86,275	$51,746	$113,689	40,916	$541,125

Kimberly M. Bridges	2013	$76,000	$100,000	$—	$464,830	$61,097	—	$701,927
Senior Vice President, Sales and Marketing, Vascular Intervention (8)

Paul Gardon	2013	$238,942	$—	$104,223	$154,340	$166,008	$8,258	$671,771
Senior Vice President, General Counsel (9)	2012	181,923	—	—	312,505	79,847	10,422	584,697

(1)
In addition to the bonuses earned under the short-term cash incentive program, in 2013, Ms. Bridges received a new hire bonus of $100,000. In 2012, Mr. Childs received a 20 Year Service Award consisting of an all-expenses paid trip for him and his family. The amount includes a tax gross up of $12,085. In 2011, Mr. Drake received a new hire bonus of $60,000 and Messrs. Childs and Matin earned spot bonuses of $3,978 and $3,628, respectively, for their work on a Management Executive Council prior to the hiring of Mr. Drake as CEO.

(2)
The amounts shown represent the grant date fair value of restricted stock units (“RSUs”) granted to the NEOs as part of an equity grant program initiated in 2010. The RSUs vest over a four year period and vest 25% on each anniversary of the grant date.

(3)
The amounts shown do not reflect compensation actually received by the NEO. The amounts shown represent the grant date fair value of options granted during the years 2013, 2012 and 2011. For all options that are not subject to a market condition, the grant date fair value of each share option award was estimated on the date of grant using the Black-Scholes pricing model. Assumptions used in the calculation of the amounts reported in this column are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The options granted to Mr. Drake in 2011 consisted of 400,000 options subject to a market condition performance target, which was achieved in March 2012 when the average of the closing market prices of our common stock equaled or exceeded $10.00 per share for a period of ten consecutive trading days. These options were valued using a trinomial lattice model because of the market performance target.

(4)
The amounts shown represent cash payments made to each of our NEOs under our Performance Bonus Plan, which is further described in the “Compensation Discussion and Analysis” in this Proxy Statement. The amounts disclosed represent the actual bonuses earned for 2013, 2012 and 2011 performance which were paid in February 2014, February 2013 and March 2012, respectively.

(5)
It is not our practice to provide executive officers with any meaningful perquisites. We have, however, on occasion paid directly or reimbursed relocation expenses for one or more executive officers, which may include the movement of household goods, temporary housing, costs associated with the sale of a personal residence and income taxes associated with these costs. In addition, we provide Mr. Drake a transportation benefit in the form of a car service in lieu of relocation. The amounts shown consist of our incremental cost for the provision to the NEOs of perquisites and other specified compensation elements during 2013:

Named Executive Officer	401(k) Match (a)	COLA, Housing, Car & Relocation	Vacation Payout (b)	Total
Scott Drake (c)	$10,914	$36,127	$—	$47,041
Guy A. Childs	11,610	—	—	11,610
Shahriar Matin	12,392	—	3,086	15,478
Kimberly M. Bridges	—	—	—	—
Paul Gardon	7,200	1,058	—	8,258

(a) Our 401(k) matching contributions are provided to our NEOs on the same basis as that provided to all other U.S. employees. The amounts shown above include 401(k) matching contributions paid in 2013 on 2012 wages based on a change in the interpretation of 401(k) eligible wages used to determine our employer match limits. This included $3,264 for Mr. Drake, $4,526 for Mr. Childs, and $4,742 for Mr. Matin.

(b) Amount represents vacation earned but not taken, pursuant to Company policy that allows employees to receive a payout related to vacation earned, but not taken. Except upon termination of employment, the payout can only be made to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours.

(c) Pursuant to an agreement between Mr. Drake and us, we provide Mr. Drake with a car service in lieu of relocation.

(6)
In August 2011, we hired Mr. Drake as President and Chief Executive Officer. The salary shown is the actual amount paid of his annual base salary of $500,000. Mr. Drake also received a new hire bonus of $60,000, 400,000 performance stock options as outlined earlier in this section and 50,000 RSUs.

(7)
We promoted Mr. Matin to Chief Operating Officer in January 2014. Prior to that, he served as Senior Vice President, Operations, Business Development and International during 2013 and Senior Vice President, Operations, Product Development and International from April 2010 until December 2012. Prior to that, he served as Vice President, International, since March 2008 and as Managing Director of our wholly-owned subsidiary, Spectranetics International, B.V., since April 2007. Mr. Matin relocated from the Netherlands to Colorado in 2010. In 2011, Mr. Matin’s other compensation included amounts paid for Dutch income taxes called for by the terms of a written agreement between Mr. Matin and us. Under the terms of Mr. Matin’s written agreement, we paid all income and social taxes owed on behalf of Mr. Matin in the Netherlands. Also, we paid the amount by which Mr. Matin’s aggregate income and social security taxes in the United States exceeded the income and social security taxes that he would otherwise pay if he were based in the United States. We withheld taxes from Mr. Matin’s salary that were based on his historical U.S. tax returns as calculated by a global tax accountant. Once his U.S. tax returns for 2010 were completed, such withheld amounts were reconciled to actual taxes due. In 2011, Mr. Matin also received a final relocation amount for his relocation to Colorado in 2010.

(8)
In August 2013, we hired Ms. Bridges as Senior Vice President, Sales and Marketing, Vascular Intervention. The salary shown is the actual amount paid of her annual base salary of $260,000. Ms. Bridges also received a new hire bonus of $100,000 and 50,000 stock options. The payout to Ms. Bridges under our 2013 Performance Bonus Plan was pro-rated based on the number of days worked during 2013.

(9)
In February 2012, we hired Mr. Gardon as Vice President, Deputy General Counsel. The salary shown is the actual amount paid of his then annual base salary of $215,000. Mr. Gardon also received 50,000 stock options as a new hire. The payout to Mr. Gardon under our 2012 Performance Bonus Plan was pro-rated based on the number of days worked during 2012.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of stock or units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Plan	Grant Date	Threshold $	Target $	Maximum $
Scott Drake	(1)		$180,000	$360,000	$720,000	—	—	$—	$—
	(2)	7/10/13	—	—	—	—	99,403	18.44	1,079,198
	(3)	7/10/13	—	—	—	39,516	—	—	728,675
Guy A. Childs	(1)		81,250	162,500	325,000	—	—	—	—
	(2)	7/10/13	—	—	—	—	25,673	18.44	278,727
	(3)	7/10/13	—	—	—	10,206	—	—	188,199
Shahriar Matin	(1)		66,871	133,742	267,485	—	—	—	—
	(2)	7/10/13	—	—	—		23,870	18.44	259,152
	(3)	7/10/13	—	—	—	9,490	—	—	174,996
Kimberly M. Bridges	(1)		65,000	130,000	260,000	—	—	—	—
	(4)	8/30/13	—	—	—	—	50,000	15.79	464,830
Paul Gardon	(1)		60,000	120,000	240,000	—	—	—	—
	(2)	7/10/13	—	—	—	—	14,216	18.44	154,340
	(3)	7/10/13	—	—	—	5,652	—	—	104,223

(1)
The amounts shown represent potential value of performance bonus awards under our 2013 Performance Bonus Plan for each of our NEOs. For 2013, the Compensation Committee approved an incentive bonus plan tied to our attainment of specific performance objectives for which threshold, target and maximum levels were established. The actual cash bonus paid to each of the NEOs for 2013 is set forth in the Summary Compensation Table. Ms. Bridges’ bonus was pro-rated based on the number of days worked during 2013. Please also see “Compensation Discussion and Analysis” for more details regarding the 2013 Performance Bonus Plan.

(2)
We granted these options under the 2006 Incentive Award Plan to the NEOs as part of our annual equity grant program. The options vest over a four year period and become exercisable 25% on the first anniversary of the grant date and 6.25% each quarter thereafter. The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, in accordance with accounting principles generally accepted in the United States. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(3)
We granted these RSUs under the 2006 Incentive Award Plan to the NEOs as part of the Company’s annual equity grant program. The RSUs vest over a four year period and vest 25% on each anniversary of the grant date. On each anniversary, the vested portion of the RSUs is paid to the NEO in common stock of the

Company. The dollar value of the RSUs shown represents the grant date fair value based on the market price of the Company’s common stock on the date of grant.

(4)
We granted these options under the 2006 Incentive Award Plan upon the start of Ms. Bridges’ employment. The options vest over a four year period and become exercisable 25% on the first anniversary of the grant date and 6.25% each quarter thereafter. The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, in accordance with accounting principles generally accepted in the United States. The actual value, if any, Ms. Bridges may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2013.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Scott Drake	8/10/11	—	—	$—	—	25,000	$625,000	(1)
	8/10/11	233,333	166,667	5.63	8/10/21	—	—	(2)
	5/31/12	37,500	62,500	9.87	5/31/22	—	—	(3)
	7/10/13	—	99,403	18.44	7/10/23	—	—	(3)
	7/10/13	—	—	—	—	39,516	987,900	(5)
Guy A. Childs	12/8/08	50,000	—	2.74	12/8/18	—	—	(4)
	6/1/10	33,331	4,762	5.76	6/1/20	—	—	(3)
	4/15/11	16,750	10,050	4.93	4/15/21	—	—	(3)
	5/31/12	20,656	34,427	9.87	5/31/22	—	—	(3)
	7/10/13	—	25,673	18.44	7/10/23	—	—	(3)
	6/1/10	—	—	—	—	2,925	73,125	(5)
	4/15/11	—	—	—	—	13,400	335,000	(5)
	7/10/13	—	—	—	—	10,206	255,150	(5)
Shahriar Matin	4/17/07	50,000	—	10.90	4/17/17	—	—	(3)
	6/17/08	25,000	—	10.51	6/17/18	—	—	(3)
	12/8/08	55,000	—	2.74	12/8/18	—	—	(4)
	6/1/10	74,194	10,600	5.76	6/1/20	—	—	(3)
	4/15/11	10,937	6,563	4.93	4/15/21	—	—	(3)
	5/31/12	11,803	19,673	9.87	5/31/22	—	—	(3)
	7/10/13	—	23,870	18.44	7/10/23	—	—	(3)
	6/1/10	—	—	—	—	2,500	62,500	(5)
	4/15/11	—	—	—	—	8,750	218,750	(5)
	7/10/13	—	—	—	—	9,490	237,250	(5)
Kimberly M. Bridges	8/30/13	—	50,000	15.79	8/30/23	—	—	(6)
Paul Gardon	2/21/12	21,875	28,125	8.13	2/21/22	—	—	(6)
	5/31/12	4,441	7,402	9.87	5/31/22			(3)
	7/10/13	—	14,216	18.44	7/10/23			(3)
	7/10/13	—	—	—	—	5,652	141,300	(5)

(1)
These RSUs were granted pursuant to the terms of the 2006 Incentive Award Plan and Mr. Drake’s Employment Agreement. The RSUs vest over a four year period and vest 25% on each anniversary of the grant date. The market value of the RSUs shown is calculated based on the closing price of our common stock at December 31, 2013, or $25.00 per share.

(2)
These options were granted pursuant to the terms of the 2006 Incentive Award Plan and Mr. Drake’s Employment Agreement. These options vest (a) if and when the average of the closing trading prices of a share of stock for a period of ten consecutive trading days equals or exceeds $10.00 per share, and (b) in the event the $10.00 per share performance target is met, in equal monthly installments over the four year period commencing on the August 10, 2011 grant date. The $10.00 per share performance target was met in March 2012. The options have a term of 10 years from the date of grant.

(3)
These options were granted pursuant to the terms of the 2006 Incentive Award Plan. The options have a vesting period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting each calendar quarter thereafter.

(4)
In December 2008, we granted a total of 997,000 performance-based stock options to all levels of management and certain key employees. These options have an exercise price of $2.74 per share, the closing sale price of our common stock on December 8, 2008, and vest upon the achievement of a $9 share price, based on a 10-day average closing price of our common stock. The $9 share price was achieved in March 2012, and the stock options were fully vested in December 2012.

(5)
These RSUs were granted pursuant to the terms of the 2006 Incentive Award Plan. The RSUs have a vesting period of four years with 25% vesting on each anniversary of the grant date. The market value of the RSUs shown is calculated based on the closing price of our common stock at December 31, 2013, or $25.00 per share.

(6)
These options were granted pursuant to the terms of the 2006 Incentive Award Plan upon Ms. Bridges’ and Mr. Gardon’s start of employment. The options have a vesting period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting each calendar quarter thereafter.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of RSUs for each of our NEOs for the year ended December 31, 2013.

	Option Awards		Restricted Stock Units
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)	Number of Securities Acquired upon Vesting (2)	Value Realized upon Vesting(3)
Scott Drake	—	$—	12,500	$214,375
Guy A. Childs	10,000	187,606	9,625	180,189
Shahriar Matin	—	—	6,875	128,694
Kimberly M. Bridges	—	—	—	—
Paul Gardon	—	—	—	—

(1)
Represents the difference between the market price of a share of common stock on the date of exercise, less the exercise price per share so exercised, multiplied by the number of shares acquired upon exercise. Mr.

Childs exercised these options and sold the shares acquired in accordance with his 10b5-1 trading plan dated May 13, 2013.

(2)
The following NEOs surrendered shares to cover taxes due upon vesting of these RSUs: Mr. Drake surrendered 5,822 of 12,500 shares; Mr. Childs surrendered 3,077 of 9,625 shares; and Mr. Matin surrendered 2,198 of 6,875 shares.

(3)	Represents the market price of a share of common stock on the date of vesting of the RSUs granted in 2010 and 2011, multiplied by the number of shares acquired upon vesting.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

In July 2011, Mr. Drake entered into an employment agreement, effective as of August 10, 2011 (the “Employment Agreement”). The Employment Agreement, which included a signing bonus of $60,000, provides that Mr. Drake will be paid an annual base salary of $500,000, subject to further increases by the Board, and will be entitled to earn an annual cash bonus of 60% of Mr. Drake’s then annual base salary at target performance, based upon the achievement of annual performance objectives set by the Compensation Committee at the beginning of each year. In May 2012, Mr. Drake’s base salary was increased to $527,000 per annum, effective January 1, 2012. In February 2013, Mr. Drake’s base salary was increased to $600,000 per annum, effective January 1, 2013. In January 2014, Mr. Drake’s base salary was increased to $630,000 per annum, effective January 1, 2014. The Employment Agreement provides that Mr. Drake’s employment is for an unspecified duration and constitutes “at will” employment.

The Employment Agreement also provides for severance. If we terminate Mr. Drake’s employment other than for “Cause” (as defined in the Employment Agreement), or if he terminates his employment for “Good Reason” (as defined in the Employment Agreement), we will pay to Mr. Drake a lump sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to the sum of (i) Mr. Drake’s annual base salary and (ii) his target annual bonus, each as in effect on the date of termination of Mr. Drake’s employment. Mr. Drake’s right to receive these severance payments is conditioned on his execution and non-revocation of a general release of claims in our favor.

Under the Employment Agreement, in the event of Mr. Drake’s termination for any reason, Mr. Drake will be entitled to receive: (i) all unpaid salary and unpaid vacation accrued by Mr. Drake through the date of termination, (ii) except in the case of a termination for Cause, any unpaid bonus for any fiscal year ended prior to the date of termination, calculated and paid (following approval by the Compensation Committee) under our variable compensation plan for that year, and (iii) any unreimbursed business expenses incurred by Mr. Drake, under Company policy for senior executives.

Under the Employment Agreement, Mr. Drake was provided with (i) an award of 50,000 RSUs, 25% of which vest on each of the first, second, third and fourth anniversaries of the August 10, 2011 grant date, and (ii) an option to purchase 400,000 shares of our common stock at an exercise price of $5.63 per share, the closing sale price of our common stock on August 10, 2011. The options vest (a) if and when the average of the closing trading prices of a share of stock for a period of 10 consecutive trading days equals or exceeds $10.00 per share (the “$10.00 Option Performance Target”), and (b) in the event the $10.00 Option Performance Target is met, in equal monthly installments over the four year period commencing on the August 10, 2011 grant date. The $10.00 Option Performance Target was met in March 2012.

During Mr. Drake’s employment and for one year following termination, he is prohibited from competing with us and soliciting our employees and customers to the extent set forth in the Employment Agreement.

In March 2011, we entered into Severance Agreements with each of Messrs. Childs, Matin and certain other officers. In October 2012, we entered into a Severance Agreement with Mr. Gardon. In February 2014, we entered into a Severance Agreement with Ms. Bridges. These Severance Agreements provide that if we terminate the executive’s employment other than for “Cause” (as defined in the Severance Agreements) or the executive’s disability, or if the executive terminates his or her employment for “Good Reason” (as defined in the Severance Agreements), we will pay to the executive a lump sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to (i) for Messrs. Matin and Childs, his annual base salary, for Ms. Bridges and Mr. Gardon, fifty percent of their annual base salary, plus (ii) the executive’s target annual cash bonus for the year in which the termination occurred. The executive’s right to receive these severance payments is conditioned on the execution and non-revocation of a general release of claims in our favor. If the executive’s employment is terminated, we will also pay to the executive any unpaid bonus for any prior fiscal year, calculated under the bonus plan for that prior fiscal year. During the executive’s employment and for one year following termination, the executive will be prohibited from competing and soliciting our employees and customers to the extent set forth in the Severance Agreement. Under certain circumstances, when the former executive remained in employment for substantially all of our fiscal year, we may elect to pay the earned bonus based on our performance in lieu of the target bonus, as provided for in the Severance Agreement, based on equitable and other considerations at the time of the executive’s separation from employment.

We also enter into indemnification agreements with our executive officers.

Our equity plans provide that all unvested stock options and RSUs vest if a change in control of the Company occurs and the successor corporation does not assume the option or RSU or substitute an equivalent right for the option or RSU. Under the 2006 Incentive Award Plan, if the successor corporation assumes the stock option or RSU or substitutes an equivalent right, then no such acceleration applies. The 2006 Incentive Award Plan provides that if a change in control occurs and a participant’s awards are converted, assumed, or replaced, and the participant, within two years of the change in control, either (A) is terminated other than for Cause or (B) terminates employment for Good Reason, the awards converted, assumed, or replaced shall become fully exercisable and all forfeiture restrictions on such awards lapse. The terms “Cause” and “Good Reason” have the meanings in the participant’s award agreements or severance, employment, or other written agreement with us.

Set forth below are the amounts that would be payable to our NEOs if a termination occurs without cause or if the NEO terminates his employment for “Good Reason,” assuming the termination occurred on the last business day of 2013. Also included in the table is the year-end value of unvested stock options and RSUs for the NEOs that would vest upon a change in control, assuming the successor corporation does not assume the option or RSU or substitute an equivalent right for the option or RSU. The table also assumes that the change in control occurred on the last business day of 2013 and the price per share of our common stock is the closing price as of that date, or $25.00 per share.

Potential Payments on Termination or Change in Control as of December 31, 2013

Name	Triggering Event	Bonus	Value of Unvested Options	Value of Unvested Restricted Stock Units	Lump Sum Salary	Total
Scott Drake	Termination without Cause or for Good Reason (1)	$360,000	$—	$—	$600,000	$960,000
	Change in control vesting (2)	—	4,826,048	1,612,900	—	6,438,948
Guy A. Childs	Termination without Cause or for Good Reason (1)	162,500	—	—	325,000	487,500
	Change in control vesting (2)	—	982,620	663,275	—	1,645,895
Shahriar Matin	Termination without Cause or for Good Reason (1)	133,742	—	—	267,485	401,227
	Change in control vesting (2)	—	789,903	518,500	—	1,308,403
Kimberly M. Bridges (3)	Termination without Cause or for Good Reason (1)	—	—	—	—	—
	Change in control vesting (2)	—	460,500	—	—	460,500
Paul Gardon	Termination without Cause or for Good Reason (1)	120,000	—	—	120,000	240,000
	Change in control vesting (2)	—	679,718	141,300	—	821,018
____________

(1)	“Good Reason” is generally defined in the Employment Agreement and Severance Agreements as a material diminution in authority, duties or responsibilities without the executive’s consent.

(2)
Our equity plans provide that all unvested stock options and RSUs vest in the event of a change in control of the Company if the successor corporation does not assume the option or RSU or substitute an equivalent right for the option or RSU. Under the 2006 Incentive Award Plan, if a change in control occurs and a participant’s awards are converted, assumed, or replaced, and the participant, within two (2) years of the date of the change in control, either (A) is terminated other than for Cause or (B) terminates employment for Good Reason, the awards converted, assumed, or replaced shall become fully exercisable and all forfeiture restrictions on such awards shall lapse.

(3)	Ms. Bridges’ Severance Agreement was executed effective February 28, 2014.

DIRECTOR COMPENSATION

General.   Since 2010, the Compensation Committee of the Board has retained Pearl Meyer, a compensation consulting firm, to review and advise the Board regarding director compensation. Pearl Meyer’s analysis and advice includes that firm’s substantial database published annually as the National Association of

Corporate Directors (NACD), Director Compensation Report, and considered market data from business organizations that are appropriate comparators, the complexity of assignments that directors face, and other factors. Pearl Meyer advised the Compensation Committee our director fee structure was significantly below the market median for the medical device industry. Based upon the advice of Pearl Meyer and the recommendation of the Compensation Committee, the Board approved, effective January 1, 2013 and January 1, 2014, as applicable, changes in director cash compensation, as more fully set forth below.

Board Fees and Other Arrangements.  Cash compensation comprises an annual retainer, which is payable quarterly, and a per meeting fee. In 2013, all non-employee directors received an annual retainer of $30,000, payable quarterly, in addition to Board meeting fees of $500, $1,000, and $1,500 paid for special, telephonic and in-person meetings, respectively.

The Chairman of the Board receives an additional annual fee of $70,000, which brings the total cash retainer paid to our independent Chairman to $100,000 annually, exclusive of Committee retainers and fees. The Chairman’s fee is paid quarterly when other director fees are paid and is in addition to any other fees or compensation payable to our non-employee directors.

Board members are also reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Further, our Corporate Governance Guidelines encourage directors to identify and participate in education programs to assist them in performing their responsibilities as directors. For these expectations regarding director education, the director is paid $2,500 for one day of continuing director education per year, or $1,500 for such continuing education, if the continuing education program is scheduled to occur at a time and location that is generally concurrent with a Board meeting.

We also enter into indemnification agreements with our directors.

Committee Fees. Effective October 1, 2010, the Board approved a revised annual retainer of $5,000 for each member of the Audit Committee and an additional $10,000 to the Audit Committee Chairperson. Effective January 1, 2014, the Board also approved a revised annual retainer of $5,000 for each member of the Compensation Committee, and an additional $10,000 to the Compensation Committee Chairperson. Effective January 1, 2014, the Board approved an annual retainer of $2,500 to each member of the Nominating and Corporate Governance Committee and an additional $5,000 to the Nominating and Corporate Governance Committee Chairperson. Effective January 1, 2013, the Board approved an annual fee of $10,000 to the Compliance Committee Chairperson. Effective January 1, 2014, the Board approved an annual retainer of $5,000 to each member of the Compliance Committee. Committee members are also paid meeting fees of $500 and $1,000 for telephonic and in-person meetings, respectively.

Equity Compensation.  Non-employee directors are eligible to participate in our 2006 Incentive Award Plan. In January 2014, the Board approved revised equity compensation, effective June 1, 2014, which provides for an annual grant, on the date of each annual meeting, to non-employee directors of shares of restricted stock calculated by dividing $100,000 by the fair market value of a share of stock on the date of such annual meeting. Newly elected or appointed directors will also receive shares of restricted stock calculated using a similar formula upon their election or appointment to the Board. Subject to the director’s continued service, the restricted shares will vest in full on the first anniversary of the grant date.

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2013.

Non-Employee Director	Fees Earned or Paid in Cash	Restricted Stock Awards (1)	All Other Compensation (2)	Total
Anne Melissa Dowling	$65,500	$60,008	$—	$125,508
R. John Fletcher	124,500	60,008	—	184,508
William C. Jennings	83,000	60,008	—	143,008
B. Kristine Johnson	64,500	60,008	—	124,508
Daniel A. Pelak	63,500	60,008	—	123,508
Joseph M. Ruggio, M.D.	54,000	60,008	—	114,008
Maria Sainz	55,500	60,008	—	115,508
Craig M. Walker, M.D. (3)	10,250	—	4,300	14,550

(1)
The amounts shown represent the aggregate grant date fair value of restricted stock awards granted to each of the non-employee directors in 2013. The grant date fair value is the closing price of our common stock on the date of grant. Pursuant to the 2006 Incentive Award Plan, each non-employee director on the date of the 2013 annual meeting of stockholders received the number of shares of restricted stock equal to the quotient obtained by dividing $60,000 by the fair market value of a share of stock on the date of such annual meeting, rounded up to the nearest share. These awards vest on the one year anniversary of the grant date.

(2)
We reimburse directors for travel and other customary business expenses, in accordance with the same policies that apply to all Spectranetics employees. No perquisites are provided to non-employee directors.

(3)
Dr. Walker was paid other compensation of $4,300 during 2013 for consulting services pursuant to a two-year consulting agreement dated March 31, 2011. Dr. Walker resigned as a member of the Board effective March 15, 2013.

The table below shows the aggregate number of outstanding restricted stock awards and stock option awards for each director as of December 31, 2013.

Director	Restricted Stock Awards	Aggregate Stock Option Awards
Anne Melissa Dowling	3,170	—
R. John Fletcher	3,170	45,000
William C. Jennings	3,170	—
B. Kristine Johnson	3,170	—
Daniel A. Pelak	3,170	—
Joseph M. Ruggio, M.D.	3,170	45,000
Maria Sainz	3,170	—
Craig M. Walker, M.D.	—	—

Employee Directors

We did not compensate Mr. Drake for his service as a Board member during 2013. Information regarding the compensation awarded to him as our CEO is included in the Summary Compensation Table under the caption “Executive Compensation” earlier in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is comprised of non-employee directors as required by the listing standards of the NASDAQ Global Select Market. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.spectranetics.com/company/investor-relations/corporate-governance.

Our management has the primary responsibility for our financial statements and our accounting and financial reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting. KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2013, performed an audit of our financial statements and expressed an opinion as to the conformity of such financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to monitor and oversee these audits and our financial reporting process for the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2013, with management and our independent registered public accounting firm. The Audit Committee has also reviewed with management its report on its assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm such firm’s independence from the Company. The Audit Committee has determined that the audit-related services provided in 2013 by KPMG LLP are compatible with maintaining such firm’s independence.

To perform their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent registered public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes and internal control over financial reporting, that our financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that our independent registered public accounting firm meets the applicable standards for auditor independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Audit Committee Members:
William C. Jennings, Chairperson
Anne Melissa Dowling
B. Kristine Johnson

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Under its charter, the Audit Committee must pre-approve all engagements of our independent auditors before the independent registered public accounting firm is engaged to perform any audit or permissible non-audit services, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The charter authorizes the Audit Committee to establish pre-approval policies and procedures regarding our engagement of its independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management. Currently, the Audit Committee pre-approves each particular service engagement on a case-by-case basis. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report that approval to the full Audit Committee not later than the next committee meeting.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANTS

KPMG LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the two years ended December 31, 2013. The Audit Committee has considered whether the provision of services by KPMG other than its audits of our consolidated financial statements and its reviews of the quarterly consolidated financial statements during these periods, is compatible with maintaining the firm’s independence.

During 2013 and 2012, fees billed by KPMG to Spectranetics were as follows:

	2013 Fees	2012 Fees
Audit Fees	$393,000	$319,000
Audit-Related Fees	67,000	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees.  Fees for audit services provided by KPMG for 2013 and 2012 include aggregate fees for professional services rendered in connection with their audits of our consolidated financial statements, the audit of our internal control over financial reporting, and the quarterly reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees.  Fees for audit related services provided by KPMG in 2013 were primarily related to services performed in connection with our Registration Statement on Form S-3 and related common stock offering.

Tax Fees.  No fees were paid to KPMG for tax services in 2013 or 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 about equity awards under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	3,311,856	$9.72	1,134,215

(1)	These plans consist of the 2006 Incentive Award Plan and our 1997 Equity Participation Plan. Includes 158,622 unvested RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which our common stock is traded. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us with respect to fiscal 2013, or written representations from certain reporting persons, we believe that all of our directors and executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a) other than one late Form 4 for Ms. Sainz in connection with a restricted stock grant to her as compensation for her service as a Board member.

ELECTION OF DIRECTORS
(Proposal No. 1)

The current number of members of the Board is eight. The terms of Ms. Dowling, Ms. Sainz, and Mr. Pelak expire at this Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Ms. Sainz and Mr. Pelak for re-election to the Board as a Class II director for a three-year term, which will expire at our annual stockholders meeting in 2017 or when their successor is duly elected and qualified. The Board has reduced the size of the Board to seven directors, effective immediately prior to the commencement of the Meeting. Following the Meeting, our Board will be composed of three Class I directors, two Class II directors and two Class III directors. Two Class II directors are being elected at the Meeting.

The nominees have expressed their willingness to serve, but if because of circumstances not contemplated a nominee is not available for election, the proxy holders appointed by proxy intend to vote for such other person or persons as the Board may nominate. Information with respect to each of the nominees is set forth in the section entitled “Business Experience of Non-Employee Directors.”

Vote and Recommendation

Directors will be elected by a favorable vote of a plurality of votes cast. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Broker non-votes will not affect the outcome of this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY VOTE”)
(Proposal No. 2)

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain highly qualified executives, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other pre-established milestone-based performance objectives and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some key points of our executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this Proxy Statement and related compensation tables for more information.

We emphasize pay-for-performance and subject a significant amount of our named executive officers’ target pay to our performance. Consistent with our performance-based compensation philosophy, we reserve a significant portion of potential compensation for performance- and incentive-based programs. Our performance-based cash compensation (i.e. bonus) program rewards short-term performance, while our equity awards, in stock options and restricted stock units, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of management with those of our stockholders. The performance goals under our bonus program focus on financial objectives and pre-established milestone-based performance objectives, key elements we believe will drive total stockholder return.

In setting pay, we seek to:

•	Align the interests of our executive officers with those of our stockholders;

•	Tie annual and long-term compensation incentives to the achievement of specific financial and operational performance objectives;

•	Support our performance-based philosophy and culture; and

•	Focus on employee retention through our long-term equity programs.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards align the interests of our executives with those of our stockholders by encouraging achievement of long-term performance goals. Equity awards are a key component of our executive compensation program. In 2013, equity awards, in stock options and restricted stock units, represented between 38% and 66% of our named executive officers’ compensation opportunity.

We provide competitive pay opportunities we believe reflect best practices. The Compensation Committee of our Board consistently reviews our executive compensation program to ensure it not only provides competitive pay opportunities, but also reflects best practices. Our named executive officers’ 2013 total compensation levels were generally at or above the market median of the Peer Group data reviewed by the Compensation Committee. This positioning places greater emphasis on long-term performance-based pay, alignment with stockholder interests and long-term retention.

We are committed to strong governance standards regarding our compensation program, procedures and practices. In 2013, as part of a commitment to strong corporate governance and best practices, our Compensation Committee considered third-party executive compensation Peer Group market data specific to the medical device industry as part of its annual executive compensation review. Our Board has established stock ownership guidelines, and our Compensation Committee has established equity compensation grant procedures and an annual process to assess the risks related to our company-wide compensation programs.

At our annual meeting of stockholders held on May 29, 2013, over 99% of votes cast were in favor of the proposal to approve an advisory resolution regarding the 2012 compensation program for our named executive officers (“say-on-pay” vote). The Compensation Committee believes this result indicates a vast majority of our stockholders are satisfied with our executive compensation policies and decisions, and our executive compensation program aligns the interests of our named executive officers with the interests of our stockholders. The Compensation Committee considered the results of the 2013 say-on-pay vote in its overall evaluation of our compensation program, but such results did not impact the Compensation Committee’s decisions regarding determining executive compensation for 2013 or 2014. We will continue to consider the outcome of our “say-on-pay” vote results when determining future compensation policies and pay levels for our named executive officers. Our Board will conduct stockholder advisory votes on executive compensation every year until the next required vote on the frequency of advisory votes on executive compensation.

Recommendation

Our Board believes that the information provided above and within the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement demonstrates our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Meeting:

“RESOLVED, that the stockholders of Spectranetics approve, on an advisory basis, the compensation of Spectranetics’ named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.”

This say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board. However, the Compensation Committee will take the results of the say-on-pay vote into consideration when making future decisions.

The affirmative vote of a majority of shares of common stock present and entitled to vote, in person or by proxy, is required to approve this Proposal No. 2. Abstentions effectively count as no votes on this Proposal No. 2. Broker non-votes will not affect the outcome of this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR approval of the resolution above.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING ON AN ADVISORY BASIS THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)

The Audit Committee annually considers and recommends to the Board the selection of an independent registered public accounting firm. As recommended by our Audit Committee, the Board approved the selection of KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for its fiscal year ending December 31, 2014.

A representative of KPMG is expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the Meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select a different independent registered public accounting firm.

The affirmative vote of a majority of shares of common stock present and entitled to vote, in person or by proxy, is required to approve this Proposal No. 3. Abstentions effectively count as no votes on this Proposal No. 3. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 120,000,000 SHARES AND THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 125,000,000 SHARES
(Proposal No. 4)

Proposed Amendment

Our Amended and Restated Certificate of Incorporation (the “Amended Certificate”) currently provides that we are authorized to issue two classes of stock, consisting of 60,000,000 shares designated as common stock, with a par value of $0.001 per share, and 5,000,000 shares designated as preferred stock, with a par value of $0.001 per share.

On March 12, 2014, our Board approved an amendment to the Amended Certificate, subject to stockholder approval, (i) to increase the authorized number of shares of common stock to a total of 120,000,000 shares of common stock and (ii) to increase the authorized number of shares of capital stock to a total of 125,000,000 shares. The form of the amendment to the Amended Certificate (the “Certificate Amendment”) is attached to this Proxy Statement as Appendix A. Under the Certificate Amendment, if approved by our stockholders, Article IV, Section 1 of the Amended Certificate would be amended and restated in its entirety as follows:

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 125,000,000 shares, 120,000,000 of which shall be of a class designated as Common Stock, with a par value of $0.001 per share (hereinafter referred to as “Common Stock”), and 5,000,000 of which shall be of a class designated as Preferred Stock, with a par value of $0.001 per share (hereinafter referred to as “Preferred Stock”).”

If approved by our stockholders, we will file the Certificate Amendment with the Secretary of State of the State of Delaware as soon as practicable in order for the Certificate Amendment to become effective. Our Board reserves the right, notwithstanding stockholder approval of this proposal and without further action by our stockholders, not to proceed with the Certificate Amendment at any time before the effective date of the Certificate Amendment.

Purpose of the Amendment

Of the 60,000,000 currently authorized shares of common stock, 41,554,200 shares of our common stock were issued and outstanding as of March 31, 2014. As of March 31, 2014, approximately 3,062,000 shares of our common stock were reserved for issuance of outstanding options and restricted stock units and approximately 1,104,000 shares of our common stock were reserved for future issuance of equity awards under our 2006 Incentive Award Plan, as amended (the “Plan”). Accordingly, as of March 31, 2014, we had approximately 14,279,800 shares of authorized but unissued and unreserved common stock available for issuance. If our stockholders approve Proposal No. 5 to this Proxy Statement to amend and restate the Plan, the number of shares of common stock authorized for issuance under the Plan will be increased by 2,900,000 shares and, as a result, the number of shares of our common stock authorized but unissued and unreserved for issuance will be reduced to approximately 11,379,800 shares.

Our Board believes it is desirable to increase the number of authorized shares of our common stock in order to provide us with adequate flexibility for future growth, strategic planning and general corporate activities. The availability of additional authorized shares of common stock may be used for acquisitions, corporate financings, investment opportunities, public or private offerings of common stock, stock dividends, stock splits, strategic relationships with corporate partners, issuances of stock-based compensation and other corporate purposes that the Board deems advisable. The availability of additional authorized shares of common stock is particularly important so that we are in a position to use our capital stock to take advantage of market conditions and opportunities without the delay and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. Such additional authorized shares may be issued from time to time for such purposes and for such consideration as our Board may determine without further stockholder action, unless stockholder approval is required by applicable law or the rules of the NASDAQ Global Select Market.

Effects of the Amendment and Anti-takeover Considerations

The holders of our common stock have no preemptive rights, and our Board has no plans to grant such rights with respect to any such shares. The increase in authorized shares of our common stock will not have any immediate effect on the rights of our stockholders. Although the additional authorized shares of common stock will not change the voting rights, dividend rights, liquidation rights, or any other stockholder rights, our Board will have the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of the NASDAQ Global Select Market. The issuance of additional shares of our common stock will decrease the relative percentage equity ownership of our stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to the earnings per share of our common stock. In addition, the issuance or proposed issuance of additional shares of our common stock may depress the market price of our common stock.

The authorization of additional shares of common stock could have an anti-takeover effect in that additional shares could be issued in one or more transactions that could make a change in control or takeover of us more difficult. The additional authorized shares of common stock could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover scenario. This proposal is not being made in response to efforts by any party to acquire or gain control of us and we do not have any present intent to use the additional shares of authorized common stock to oppose a hostile takeover attempt or to delay or prevent changes in control of management.

Vote Required

Approval of the Certificate Amendment to increase the number of authorized shares of our common stock to 120,000,000 shares and to increase the number of authorized shares of our capital stock to a total of 125,000,000 shares requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.

APPROVAL OF THE AMENDED AND RESTATED
2006 INCENTIVE AWARD PLAN
(Proposal No. 5)

Introduction

Our Board believes that effective use of stock-based long-term incentive compensation promotes the success and enhances the value of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. The 2006 Incentive

Award Plan, as amended (the “Plan”), was originally adopted by the Board on April 15, 2006 and approved by our stockholders on June 6, 2006. As originally adopted, the Plan authorized the issuance of 350,000 shares of our common stock, plus any shares of our common stock that were available for issuance under our then existing 1997 Equity Participation Plan (the “1997 Plan”) on June 6, 2006 (the “1997 Plan Shares”). As a result of the approval of the Plan by our stockholders, no further awards were permitted under the 1997 Plan.

Since its adoption in 2006, there have been nine amendments to the Plan, five of which have required approval by our stockholders. Since 2006, our stockholders have approved, along with several other changes to the Plan, the following increases in the number of shares of common stock available for issuance under the Plan (which do not include the 1997 Plan Shares): an increase to 700,000 shares on June 19, 2007; an increase to 1,150,000 shares on June 18, 2008; an increase to 2,550,000 shares on June 10, 2009; an increase to 3,550,000 shares on June 25, 2010; and an increase to 5,250,000 shares on May 31, 2012.

The Board is seeking stockholder approval of the Amended and Restated 2006 Incentive Award Plan (the “Amended and Restated Plan”), which is attached to this Proxy Statement as Appendix B. The Board approved the Amended and Restated Plan on March 12, 2014, subject to stockholder approval at the Meeting, to increase the maximum number of shares of the common stock available for issuance or award under the Plan by 2,900,000 shares and to make certain other amendments to the Plan as described herein. The Amended and Restated Plan will become effective only upon approval by our stockholders.

The Amended and Restated Plan, if approved by our stockholders, would increase the maximum number of shares of the common stock available for issuance or award under the Plan, as amended and restated, from 5,250,000 shares to 8,150,000 shares (not including the 1997 Plan Shares). As of March 31, 2014, there were 1,103,578 shares of our common stock remaining available for future grants under the Plan. The following table summarizes information regarding awards outstanding under the Plan as of March 31, 2014:

Type of Award	Shares Subject to Outstanding Awards	Weighted-Average Exercise Price	Weighted-Average Remaining Term
Stock Options	2,903,759	$10.24	7.2 years
Restricted Stock Units	158,622	N/A	N/A
Restricted Stock	22,190	N/A	N/A

The number of shares available for issuance under the Amended and Restated Plan will be increased by the number of shares subject to awards (made under the Plan or that were outstanding under the 1997 Plan on the effective date of the Plan) that terminate, expire, are forfeited, or are settled in cash.

The shares reserved for issuance under the Amended and Restated Plan may be used for all types of awards available under the Amended and Restated Plan, which include stock options, stock appreciation rights (“SARs”), restricted stock awards, stock payment awards and other stock-based awards, as described in more detail below. Under the “fungible pool” formula in the Amended and Restated Plan, the authorized share reserve will be reduced by one share of our common stock for every one share subject to an option or SAR granted under the Amended and Restated Plan and by 1.75 shares of our common stock for every one share subject to an award other than an option or SAR.

Description of Material Changes Made in the Amended and Restated Plan

If our stockholders approve the Amended and Restated Plan, the following material changes will be made to the Plan:

•	The number of shares authorized for issuance under the Plan will be increased from 5,250,000 shares to 8,150,000 shares.

•
The maximum number of shares subject to option and SAR awards granted to any one participant during a calendar year shall be 1,000,000 and the maximum number of shares subject to full value awards (as described below) granted to any one participant during a calendar year shall be 1,000,000.

•
Any dividends, distributions, or dividend equivalents that are paid or granted in connection with unvested awards that are subject to the satisfaction of specified performance objectives or performance-based vesting conditions will be subject to restrictions to the same extent as the underlying award.

•
On and after June 1, 2014, the Board will have the discretion to grant newly elected non-employee directors an initial restricted stock award valued at up to $500,000 and to grant continuing non-employee directors an annual restricted stock award valued at up to $500,000. The Board has determined that the value of such grants will be $100,000 in 2014.

•	Additional provisions are being added to the Amended and Restated Plan for the purpose of facilitating compliance with Section 409A of the Code.

•
A provision is being added that would make awards under the Amended and Restated Plan subject to any compensation recovery or clawback policy adopted by the Board or the Compensation Committee at any time in order to comply with the requirements of the Securities Exchange Act of 1934 or any other applicable law.

•
The definition of performance criteria is being amended to clarify that it applies to measurements in absolute terms, as a growth rate, comparison to a comparable performance in earlier periods, on a per share basis, as a ratio involving or relative to one or more other performance criteria, or as compared to the results or performance of a peer group, industry index, other companies, or other external measures. It also broadens the criteria to include other measures frequently used in the medical device industry.

Key Compensation Practices

The Amended and Restated Plan incorporates a number of features that we believe promote and reflect compensation practices that closely align our incentive compensation arrangements with the interests of our stockholders, including the following key features:

•
No Repricing or Replacement of Underwater Options or Stock Appreciation Rights. The Amended and Restated Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No In-the-Money Option or Stock Appreciation Right Grants. The Amended and Restated Plan prohibits the grant of options or SARs with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•
Minimum Vesting Period for Full Value Awards. For awards other than options, SARs and performance bonus awards (referred to as “full value awards”), a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and a minimum one year performance period is required for awards subject to performance-based vesting conditions, subject only to limited exceptions.

•
No Liberal Share Counting. Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise, and any shares repurchased with option exercise proceeds may not be used again for new grants.

•	Limiting Full Value Awards. When full value awards are granted, the share reserve under the Amended and Restated Plan will be reduced by 1.75 shares for every share subject to such awards.

•
No Automatic “Single Trigger” Accelerated Vesting Upon Change in Control. The Amended and Restated Plan generally provides for “double trigger” accelerated vesting if outstanding awards are converted, assumed or replaced in connection with a change in control, and provides discretion to the Compensation Committee in other change in control situations.

•	No Liberal Definition of “Change in Control”. No change in control would be triggered by stockholder approval of a business combination or by acquisition of less than 50% of our voting stock.

•
Independent Administration. The Compensation Committee of our Board, which consists of only independent directors, will have overall administrative authority over the Amended and Restated Plan, and only this committee may make awards to executive officers.

Determination of Amended and Restated Plan Share Reserve

In determining the amount of the share reserve for the Amended and Restated Plan, our Compensation Committee considered a number of factors, including the following:

•
Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

•
Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2011-2013 period, calculated on the basis utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”), was 2.99 percent, which was lower than ISS’ maximum burn rate guidance of 4.82 percent for our industry classification.

•
Current and projected overhang percentage. As of December 31, 2013, the 4,468,261 shares of our common stock subject to outstanding equity awards or available for future awards under the Plan represented approximately 11 percent of our shares of common stock outstanding. The 2,900,000 shares proposed for the Amended and Restated Plan’s share reserve would increase the overhang percentage to approximately 19 percent.

We expect future burn rates to be consistent with historical practices and below ISS’ industry cap. Expectations regarding future share usage under the Amended and Restated Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Amended and Restated Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Description of the Amended and Restated Plan

A summary of the material features of the Amended and Restated Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached to this Proxy Statement as Appendix B.

Eligible Participants. All employees, consultants and directors of the Company are eligible to receive awards under the Amended and Restated Plan. As of December 31, 2013, we had 575 employees worldwide and our Board included seven non-employee directors who were eligible to participate in the Plan. Awards have not historically been provided to consultants. Although not necessarily indicative of future grants under the Amended and Restated Plan, approximately 110 of the eligible recipients were granted awards under the Plan in fiscal 2013.

Administration. The Amended and Restated Plan is administered by the Compensation Committee. However, our full Board administers the Amended and Restated Plan with respect to awards granted to our non-employee directors. In addition, our Board may at any time exercise any rights and duties of the Compensation Committee under the Amended and Restated Plan, except with respect to any matters that are required by law, including Section 162(m) of the Code, to be determined at the sole discretion of the Compensation Committee. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the Amended and Restated Plan to one or more directors or officers of the Company with respect to awards to participants who are not directors or executive officers of the Company.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares or amount of cash covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the Amended and Restated Plan, interpret the Amended and Restated Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, or modify the terms of outstanding awards to the extent permitted under the Amended and Restated Plan.

Subject to certain limits in the Amended and Restated Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the Amended and Restated Plan with respect to participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements or meet the objectives of the Amended and Restated Plan.

Available Shares and Limitations on Awards. The maximum number of shares of our common stock that may be issued or awarded under the Amended and Restated Plan will be 8,150,000 shares, plus the 1997 Plan Shares and any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the Plan. The shares of common stock covered by the Amended and Restated Plan are authorized but unissued shares, treasury shares or shares purchased on the open market. The Amended and Restated Plan provides that this share reserve is reduced by 1.75 shares for each share subject to or delivered in settlement of a full value award (generally, any award other than a stock option, SAR or performance bonus award) and by 1.0 share for each share subject to or delivered in settlement of a stock option or SAR. The Amended and Restated Plan provides that the maximum number of shares that may be delivered upon the exercise of incentive stock options is 8,150,000. The maximum number of shares of common stock that may be subject to stock option or SAR awards granted to any one participant during any calendar year is 1,000,000 and the maximum number of shares of common stock that may be subject to full value awards granted to any one participant during any calendar year is 1,000,000. The maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $5,000,000.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of common stock subject to the award will again be available for the grant of an award pursuant to the Amended and Restated Plan, with the corresponding increase to the Amended and Restated Plan’s share reserve to be based on the same ratio by which the share reserve had been decreased upon the grant of the applicable award. Any shares of common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will not be available for subsequent grant under the Amended and Restated Plan. Shares repurchased by us with proceeds received from the exercise of stock options issued under the Amended and Restated Plan or the 1997 Plan shall not subsequently be available for grant of an award pursuant to the Amended and Restated Plan. For purposes of calculating the number of shares available for issuance under the Amended and Restated Plan, to the extent that a SAR is settled in common stock, the full number of shares subject to such SAR will be counted, regardless of the actual number of shares issued upon settlement.

Awards granted under the Amended and Restated Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the Amended and Restated Plan.

Share Adjustment Provisions. If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of the common stock or the share price of the common stock, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the aggregate number and type of shares that may be issued under the Amended and Restated Plan (including, but not limited to, adjustments of the number of shares available under the Amended and Restated Plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the Amended and Restated Plan during any calendar year), (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the Amended and Restated Plan. The Compensation Committee also has the authority under the Amended and Restated Plan to take certain other actions with respect to outstanding awards in the event of a change in control, as defined in the Amended and Restated Plan, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan or with respect to any award under the Amended and Restated Plan, including provision for the cash-out, termination, assumption or substitution of such awards.

Types of Awards. The Amended and Restated Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards to eligible individuals. These types of awards are described in more detail below.

Stock Options. Employees of the Company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “non-qualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the Amended and Restated Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Stock Market on that date. As of March 31, 2014, the closing sale price of a share of our common stock on the NASDAQ Stock Market was $30.31.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as non-qualified stock options.

Restricted Stock. Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the Compensation Committee. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the Compensation Committee may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Compensation Committee determines at the time of grant of the award or thereafter. Any dividends or distributions paid with respect to shares that are subject to an unvested portion of a restricted stock award that has performance-based vesting conditions will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Restricted Stock to Non-Employee Directors. Each newly elected non-employee director on or after June 1, 2014 will be granted an award of shares of restricted stock on the date of his or her initial election or appointment in an amount calculated by dividing an amount specified by the Board not to exceed $500,000 by the fair market value of a share of our common stock on the date of his or her initial election or appointment (the “Initial Grant”). The Board has determined that the value of such grants will be $100,000 in 2014. The Initial Grant will vest in full on the one-year anniversary of the date of grant, provided that the non-employee director continues to serve as a non-employee director through such date.

In addition, after the date of the Meeting, any newly elected non-employee director who first becomes a non-employee director on a date other than on the date of an annual meeting of stockholders, who continues to serve as a non-employee director immediately following the first annual meeting following the date of his or her initial election or appointment will (in addition to his or her Initial Grant) be granted an award of shares of restricted stock on the date of the first annual meeting of stockholders following the date of his or her initial election or appointment in an amount equal to (i) an amount specified by the Board not to exceed $500,000 divided by the fair market value of a share of our common stock on the date of the annual meeting multiplied by (ii) the number of days that have elapsed from the date of such individual’s initial election or appointment to the date of the annual meeting divided by 365 (rounded up to the nearest whole share) (the “Pro Rata Grant”). The Pro Rata Grant will vest in full on the earlier to occur of the one-year anniversary of the date of grant or the date immediately prior to the next annual meeting following the date of grant, provided that the non-employee director continues to serve as a non-employee director through such date.

Effective as of June 1, 2014, each non-employee director who continues to serve as a non-employee director will be granted an award of shares of restricted stock on the date of each annual meeting of stockholders in an amount calculated by dividing an amount specified by the Board not to exceed $500,000 by the fair market value of a share of our common stock on date of the annual meeting (the “Annual Grant”), commencing as follows: for each newly elected non-employee director, if the Initial Grant is made on the date of an annual meeting, the Annual Grant will commence on the date of the next annual meeting, and if the Initial Grant is not made on the date of an annual meeting, the Annual Grant will commence on the date of the second annual meeting following the Initial Grant. The Annual Grant will vest in full on the earlier to occur of the one-year anniversary of the date of grant or the date immediately prior to the next annual meeting following the date of grant, provided that the non-employee director continues to serve as a non-employee director through such date. The Board has determined that the value of such grants will be $100,000 in 2014.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the excess of (i) the fair market value of a specified number of shares of our common stock on the date of exercise of the SAR, over (ii) the aggregate exercise price for such number of shares, which is equal to the fair market value of such number of shares on the date the SAR was granted. SARs will be subject to such terms and conditions, consistent with the other provisions of the Amended and Restated Plan, as may be determined by the Compensation Committee. The Compensation Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee.

Other Awards. The Amended and Restated Plan provides that the Compensation Committee may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the Compensation Committee in its discretion. The Compensation Committee may establish the purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of the common stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be payable while the participant is an employee, consultant or director of the Company, provided that the Compensation Committee, in its sole and absolute discretion, may provide that any such award may vest or be paid subsequent to a termination of employment or service, as applicable, or following a change in control of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent the Compensation Committee desires to preserve the tax deductibility under Section 162(m) of the Code, any such provision with respect to performance shares, performance stock units or any other full value awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m) will be subject to the requirements of Section 162(m) that apply to such “performance-based compensation.”

Payments with respect to any such award will be made in cash, in common stock or a combination of both, as determined by the Compensation Committee. Any such award will be subject to such additional terms and conditions as determined by the Compensation Committee and will be evidenced by a written award agreement.

Performance Shares. Awards of performance shares are denominated in a number of shares of our common stock and may be linked to any one or more performance criteria determined appropriate by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee.

Performance Stock Units. Awards of performance stock units are denominated in unit equivalents of shares of our common stock and/or units of value, including dollar value of shares of the common stock, and may be linked to any one or more performance criteria determined appropriate by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our common stock) of dividends paid on the common stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments. Stock payments include payments in the form of the common stock or options or other rights to purchase our common stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Compensation Committee and may be based upon specific performance criteria determined appropriate by the Compensation Committee, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Compensation Committee. The common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the Compensation Committee. Unless otherwise provided by the Compensation Committee, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the common stock underlying the deferred stock award has been issued.

Restricted Stock Units. Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the Compensation Committee. At the time of grant, the Compensation Committee will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Compensation Committee may, in its discretion, permit or require deferral by a participant of the issuance of shares of common stock or the payment of cash in settlement of any restricted stock unit award, subject to such terms as it may establish for such purpose and with the intention of complying with the requirements of Section 409A of the Code. On the maturity date, we will settle each vested restricted stock unit scheduled to be paid out on such date and not previously forfeited.

Performance Bonus Awards. Any participant selected by the Compensation Committee may be granted a cash bonus payable upon the attainment of performance goals that are established by the Compensation Committee and relate to any one or more performance criteria determined appropriate by the Compensation Committee on a specified date or dates or over any period or periods determined by the Compensation Committee. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Amendment and Termination of the Amended and Restated Plan. Unless terminated earlier, the Amended and Restated Plan will terminate on the tenth anniversary of its approval by our stockholders. Awards outstanding under the Amended and Restated Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the Amended and Restated Plan or any portion of it at any time. The Board may amend the Amended and Restated Plan from time to time, but no amendments to the Amended and Restated Plan will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of the NASDAQ Stock Market, including stockholder approval for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

Termination, suspension or amendment of the Amended and Restated Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards. Except as otherwise provided by the Compensation Committee, no award granted under the Amended and Restated Plan may be assigned, transferred or otherwise disposed of by the grantee, except to the Company, or by will or the laws of descent and distribution. The Compensation Committee may, however, permit an award to be transferred without consideration to certain persons or entities related to the participant or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Code. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Performance-Based Compensation under Section 162(m). The Compensation Committee may grant awards under the Amended and Restated Plan to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of these awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at a year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Options and SARs granted under the Amended and Restated Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

These pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance criteria specified in the Amended and Restated Plan: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes and stock-based compensation), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of our stock, and market share.

The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, business unit, division or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and in so doing may provide that one or more objectively determinable adjustments shall be made to the performance criteria on which the performance goals are based, which may include adjustments that would cause such criteria to be considered “non-GAAP financial measures.” To the extent the Compensation Committee wishes to comply with Section 162(m) of the Code, the Compensation Committee will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals. Generally, a participant will have to be employed by the Company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Approval of the Amended and Restated Plan at the Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2014 Performance Bonus Plan, the performance criteria upon which awards intended to be “performance-based compensation” under Section 162(m) may be made, and the qualification of options and SARs granted under the Amended and Restated Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control. Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control of the Company (as defined in the Amended and Restated Plan) (i) in which awards are not converted, assumed, or replaced by the successor entity, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse or (ii) in which awards are converted, assumed or replaced by the successor entity and the participant, within two years of the date of the change in control, either is terminated other than for cause or terminates employment for good reason, the awards as converted, assumed or replaced will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the Compensation Committee may cause any and all awards outstanding under the Amended and Restated Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the Compensation Committee, in its sole and absolute discretion, will determine.

Effect of Termination of Employment. If a participant ceases to be employed by or provide other services to us and our subsidiaries, awards under the Amended and Restated Plan then held by the participant will be treated as set forth in the applicable award agreement.

Compensation Recovery. Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Compensation Committee at any time, including in response to the requirements of Section 10D of the Securities Exchange Act of 1934 and any regulations thereunder, or as otherwise required by law. Any award agreement may be unilaterally amended by the Compensation Committee to comply with any such compensation recovery policy.

U.S. Federal Income Tax Consequences

The Federal income tax consequences of the Amended and Restated Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended and Restated Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended and Restated Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality.

Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the Amended and Restated Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the share acquired on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the Amended and Restated Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met for the shares received upon exercise, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified options will apply.

Other Awards. SARs are taxed and deductible in substantially the same manner as non-qualified options. An award of restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit, cash incentive and other awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The Amended and Restated Plan is designed to meet the requirements of Section 162(m). Awards granted under the Amended and Restated Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m).

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Amended and Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The Amended and Restated Plan will be administered in a manner intended to comply with Section 409A.

Plan Awards

Our non-employee directors will be entitled to receive grants of restricted stock under the Amended and Restated Plan in the amounts and on the terms described above. Because awards under the Amended and Restated Plan are within the discretion of the Compensation Committee or the Board (including the amount of the restricted stock awards to be granted to non-employee directors), neither the number nor the type of future Amended and Restated Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

Shares of restricted stock will be granted to each of our six non-employee directors at the Meeting in an amount calculated by dividing $100,000 by the fair market value of a share of our common stock on the date of the Meeting.

The following table provides information with respect to awards granted under the Plan, excluding cancelled or forfeited awards, to our individual named executive officers and other groups during the year ended December 31, 2013.

Awards Granted Under the 2006 Incentive Award Plan, as Amended,
During the Year Ended December 31, 2013

Name and Position	Shares of common stock Underlying Options (#)	Shares of common stock Underlying Restricted Stock (#)
Scott Drake, President, Chief Executive Officer and Director	99,403	39,516
Guy A. Childs, Chief Financial Officer	25,673	10,206
Shahriar (Shar) Matin, Chief Operating Officer	23,870	9,490
Kimberly M. Bridges, Senior Vice President, Sales and Marketing, Vascular Intervention	50,000	—
Paul Gardon, Senior Vice President, General Counsel	14,216	5,652
All current executive officers as a group	247,528	78,529
All current directors who are not executive officers as a group	—	22,190
Anne Melissa Dowling, Director	—	3,170
R. John Fletcher, Director and Chairman of the Board	—	3,170
William C. Jennings, Director	—	3,170
B. Kristine Johnson, Director	—	3,170
Daniel A. Pelak, Director	—	3,170
Joseph M. Ruggio, M.D., Director	—	3,170
Maria Sainz, Director	—	3,170
Each associate of any such director, executive officer or nominee	—	—
Each other person who received or is to receive 5% of awards granted under the 2006 Incentive Award Plan since inception of the plan	—	—
All employees who are not executive officers as a group	472,452	—

Stockholder Approval Requirement

Stockholder approval of the Amended and Restated Plan is necessary in order for us to (i) satisfy the stockholder approval requirements of the NASDAQ Global Select Market, (ii) satisfy the requirement that stockholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Code, including the business criteria on which performance objectives are based and the maximum awards that may be made to any individual and (iii) permit the grant of incentive stock options subject to Section 422 of the Code.

Vote Required

Approval of the Amended and Restated Plan requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

As permitted by the SEC’s proxy rules, we will deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. This practice is designed to reduce our printing and mailing costs. We will, upon written or oral request, promptly deliver a separate copy of the Annual Report and/or Proxy Statement to a stockholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting our Corporate Secretary at 9965 Federal Drive, Colorado Springs, Colorado 80921, telephone (719) 633-8333. Stockholders wishing to receive a separate annual report and/or proxy statement in the future or stockholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact our Corporate Secretary as referenced above.

2013 ANNUAL REPORT TO STOCKHOLDERS

A copy of our 2013 Annual Report to Stockholders has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. The 2013 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K FOR THE 2013 FISCAL YEAR

On February 28, 2014, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2013. The Form 10-K has been reprinted as part of our 2013 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.spectranetics.com, or by writing to our Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. The Annual Report on Form 10‑K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

OTHER MATTERS

The Board knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the proxies will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxies will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

Under the applicable rules of the SEC, a stockholder who wishes to submit a stockholder proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2015 must submit such proposal in writing to our Corporate Secretary at our principal executive offices no later than December 22, 2014. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2015 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Our Amended and Restated Bylaws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting (but that would not be included in our proxy statement) must notify our Corporate Secretary thereof in writing no earlier than 120 days and no later than 90 days prior to the preceding year’s meeting date or February 10, 2015 and March 12, 2015, respectively. Such notice must include certain information specified in our Amended and Restated Bylaws.

BY ORDER OF THE BOARD OF DIRECTORS

Scott Drake
President and Chief Executive Officer

Dated April ____, 2014

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE SPECTRANETICS CORPORATION

The Spectranetics Corporation (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendment to be advisable and directing that such amendment be considered at the next annual meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate shall be amended by deleting Article IV, Section 1 in its entirety and replacing it with the following:
“Section 1. Stock and Classes Authorized.
The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 125,000,000 shares, 120,000,000 of which shall be of a class designated as Common Stock, with a par value of $0.001 per share (hereinafter referred to as “Common Stock”), and 5,000,000 of which shall be of a class designated as Preferred Stock, with a par value $0.001 per share (hereinafter referred to as “Preferred Stock”).”
SECOND: That the remaining provisions of the Certificate shall remain in full force and not be affected by this Certificate of Amendment.
THIRD: That thereafter, pursuant to the resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.
FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this ____ day of June, 2014.
THE SPECTRANETICS CORPORATION
By:     _____________________________
Jeffrey A. Sherman
Corporate Secretary

A-1

APPENDIX B

THE SPECTRANETICS CORPORATION

AMENDED AND RESTATED

2006 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of The Spectranetics Corporation (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.

DEFINITIONS AND CONSTRUCTIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1     “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2     “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3     “Board” means the Board of Directors of the Company.
2.4     “Change in Control” means and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d) The Company’s stockholders approve a liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2.4 unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
2.5     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
2.6     “Committee” means the committee of the Board described in Article 12 hereof.
2.7     “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company or any Subsidiary to render such services.
2.8     “Covered Employee” means an Employee who is, or is determined by the Committee to potentially become, a “covered employee” within the meaning of Section 162(m) of the Code.
2.9     “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

2.10     “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
2.11     “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.12     “Effective Date” and “Original Effective Date” shall each have the meaning set forth in Section 13.1 hereof.
2.13     “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.
2.14     “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.15     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16     “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of the Stock on such exchange as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.
2.17     “Full Value Award” means any Award other than an Option, SAR or Performance Bonus Award.
2.18     “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.19     “Independent Director” means a member of the Board who is not an Employee of the Company.
2.20     “1997 Plan” means The 1997 Equity Participation Plan of The Spectranetics Corporation, as amended from time to time.
2.21     “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.22     “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.23     “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.24     “Participant” means any Eligible Individual who, as a member of the Board or Employee, has been granted an Award pursuant to the Plan.

2.25     “Performance-Based Award” means an Award, other than an Option or SAR, granted to selected Covered Employees which the Committee determines shall be subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
2.26     “Performance Bonus Award” has the meaning set forth in Section 8.7 hereof.
2.27     “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, sales or revenue growth, net income (either before or after taxes and stock-based compensation), net income (either before or after taxes and stock-based compensation) growth, operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, market share, achievement of specified acquisitions or divestitures, acquisition synergies or achievements, market penetration goals, geographic business expansion goals, research and development goals, new product development goals, clinical study goals, regulatory achievements, compliance measures, quality measures, and vitality index, any of which may be measured in absolute terms, as a growth rate, or comparison to comparable performance in an earlier period or periods, on a per share basis (basic or diluted), as a ratio involving or relative to one or more other Performance Criteria, or as compared to the results or performance of a peer group, industry index, other company or companies, or other external measures. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant, which may include adjustments that would cause such Performance Criteria to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission.
2.28     “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by, and to the extent permitted by, Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.29     “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.30     “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.31     “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32     “Plan” means this Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan, as it may be amended from time to time.
2.33     “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.34     “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.
2.35     “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.
2.36     “Securities Act” means the Securities Act of 1933, as amended.
2.37     “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.
2.38     “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value of such number of shares on the date the SAR was granted as set forth in the applicable Award Agreement.
2.39     “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.
2.40     “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1     Number of Shares.
(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (x) 8,150,000, (y) any shares of Stock which as of the Original Effective Date were available for issuance under the 1997 Plan, and (z) any shares of Stock subject to awards under the 1997 Plan which terminate, expire, lapse for any reason or are settled in cash on or after the Original Effective Date; provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.75 shares for each share of Stock subject to or delivered in settlement of any Full Value Award, and by 1.0 share for each share of Stock subject to or delivered upon the exercise of an Option or SAR Award. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered under the Plan upon the exercise of Incentive Stock Options shall be that number of shares specified in Section 3.1(a)(x) above.
(b) To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan, with the corresponding increase to the Plan’s share reserve under Section 3(a) to be based on the same ratio by which the share reserve had been decreased upon the grant of the applicable Award. Any shares of

Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not subsequently be available for grant of an Award pursuant to the Plan. Similarly, Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the 1997 Plan shall not subsequently be available for grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of business combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. To the extent that a SAR is exercised for, or settled in, Stock, the full number of shares subject to such SAR shall be counted for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in Section 3.1(a), regardless of the actual number of shares issued upon such exercise or settlement. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.2     Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3     Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the maximum number of shares of Stock subject to Option and SAR Awards granted to any one Participant during any calendar year shall be 1,000,000, and the maximum number of shares of Stock that may be subject to Full Value Awards granted to any one Participant during any calendar year shall be 1,000,000, and the maximum amount that may be paid in cash with respect to one or more Awards to any one Participant which are not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $5,000,000.
ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1     Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2     Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3     Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1     General. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would otherwise be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, not later than the settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2     Incentive Stock Options. Incentive Stock Options shall be granted only to employees of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.
(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns (after application of the rules contained in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock upon exercise of the Option to the Participant.
(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3     Options Granted to Independent Directors.
(a) Grant of Options to Independent Directors. During the period commencing on the Effective Date (as defined below) and ending on December 7, 2007, a person who first becomes an Independent Director shall automatically be granted an Option to purchase 45,000 shares of Stock (an “Initial Option”) on the date of such initial election. In addition, during the period commencing on the Effective Date and ending on December 7, 2007, each Independent Director who has served at least three years as an Independent Director, shall be granted on the third anniversary of the date of the grant of the Initial Option, and each third anniversary thereafter (so long as he is an Independent Director at the close of business on such date), an Option to purchase an additional 45,000 shares of Stock (“Anniversary Option”). For the avoidance of doubt, an Independent Director elected for the first time to the Board at an annual meeting of stockholders shall only receive an Initial Option in connection with such election. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Option grant but to the extent that such individual is otherwise eligible, will receive, on the third anniversary of the annual meeting of stockholders immediately following his or her retirement from employment with the Company and each third anniversary thereafter (so long as he is an Independent Director at the close of business on such date), an Anniversary Option. Notwithstanding anything else in the Plan, no Option shall be granted pursuant to this Section 5.3, and no Independent Director shall have any right to receive an Option pursuant to this Section 5.3, following December 7, 2007.
(b) Terms of Options Granted to Independent Directors. Options granted to Independent Directors shall be Non-Qualified Stock Options. The exercise price per share of Stock subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Stock on the date the Option is granted. Subject to the grantee’s continued status as a Board member, Options granted to Independent Directors shall become exercisable in cumulative annual installments of 33 1/3% on each of the first, second and third anniversaries of the date on which the Option is granted. The term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted. Upon a Director’s termination of directorship, all outstanding Options granted to such Director under Section 5.3(a) above shall, to the extent vested as of the date of such termination, remain exercisable for 3 years following his or her termination of directorship due to retirement or for one year following his or her termination of directorship for any other reason (or such longer period as the Board may determine in its discretion on or after the date of grant of such Option, but in no event beyond the term of such Option). Unless otherwise determined by the Board on or after the date of grant of such Option, no portion of an Option granted under Section 5.3(a) above which is unexercisable at the time of an Independent Director’s termination of membership on the Board shall thereafter become exercisable.
(c) 1997 Plan Awards. During the period commencing on the Effective Date and ending on December 7, 2007, (i) Options granted to Independent Directors pursuant to this Section 5.3 shall be in lieu of all Option grants to Independent Directors under Section 3.4 of the 1997 Plan, and (ii) the provisions of this Section 5.3 shall replace and supersede the relevant provisions of Sections 3.4 and 5.6 of the 1997 Plan.
ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1     Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Any dividends or distributions paid with respect to shares of Stock that are subject to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting conditions will be subject to the same restrictions as the shares to which such dividends or distributions relate.
6.3     Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.
6.4     Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
6.5     Restricted Stock Granted to Independent Directors.
(a) Newly Elected Independent Directors.
(i) Newly Elected Independent Directors - Initial Grant. Effective as of June 1, 2011, during the term of the Plan, each individual who is newly elected or appointed as an Independent Director (a “Newly Elected Independent Director”) after June 1, 2011 and before June 1, 2014, shall, on the date of such individual’s initial election or appointment, automatically be granted a number of shares of Restricted Stock equal to the quotient obtained by dividing (x) $60,000, by

(y) the Fair Market Value of a share of Stock on the date of such individual’s initial election or appointment, as applicable (rounded up to the nearest whole share) (the “Initial Grant”). Effective as of June 1, 2014, during the term of the Plan, each Newly Elected Independent Director after June 1, 2014, shall, on the date of such individual’s initial election or appointment, be granted an Initial Grant of a number of shares of Restricted Stock equal to the quotient obtained by dividing (x) up to $500,000, by (y) the Fair Market Value of a share of Stock on the date of such individual’s initial election or appointment, as applicable (rounded up to the nearest whole share). The dollar value of such Initial Grant on or after June 1, 2014 shall be determined by the Committee. Subject to the Independent Director’s continued service with the Company, each Initial Grant shall vest in full on the one-year anniversary of the date of grant.
(ii) Newly Elected Independent Directors - Pro Rata Grant. In the event that a Newly Elected Independent Director first becomes an Independent Director after the date of the 2010 annual meeting of stockholders of the Company on a date other than the date of an annual meeting of stockholders of the Company (an “Annual Meeting”) and before the 2014 Annual Meeting, then, provided that such individual is continuing as an Independent Director immediately after the first Annual Meeting following the date of such individual’s initial election or appointment, as applicable, and in addition to such Independent Director’s Initial Grant, such individual shall, on the date of the first Annual Meeting following the date of such individual’s initial election or appointment, as applicable, automatically be granted a number of shares of Restricted Stock equal to the product of (A) the quotient obtained by dividing (w) $60,000 by (x) the Fair Market Value of a share of Stock on the date of such Annual Meeting, multiplied by (B) the quotient obtained by dividing (y) the number of days that have elapsed from the date of such individual’s initial election or appointment, as applicable, to the date of such Annual Meeting, by (z) 365 (rounded up to the nearest whole share) (the “Pro Rata Grant”). In the event that a Newly Elected Independent Director first becomes an Independent Director after the date of the 2014 Annual Meeting on a date other than the date of an Annual Meeting, then, provided that such individual is continuing as an Independent Director immediately after the first Annual Meeting following the date of such individual’s initial election or appointment, as applicable, and in addition to such Independent Director’s Initial Grant, such individual shall, on the date of the first Annual Meeting following the date of such individual’s initial election or appointment, as applicable, be granted a Pro Rata Grant of a number of shares of Restricted Stock equal to the product of (A) the quotient obtained by dividing (w) up to $500,000 by (x) the Fair Market Value of a share of Stock on the date of such Annual Meeting, multiplied by (B) the quotient obtained by dividing (y) the number of days that have elapsed from the date of such individual’s initial election or appointment, as applicable, to the date of such Annual Meeting, by (z) 365 (rounded up to the nearest whole share). The dollar value of such Pro Rata Grant after the date of the 2014 Annual Meeting shall be determined by the Committee. Subject to the Independent Director’s continued service with the Company, each Pro Rata Grant shall vest in full on the earlier to occur of the one-year anniversary of the date of grant or the date immediately prior to the next annual meeting following the date of grant.
(b) Annual Grants. Effective as of June 1, 2011 and before June 1, 2014, during the term of the Plan, each continuing Independent Director shall, on the date of each Annual Meeting, automatically be granted a number of shares of Restricted Stock equal to the quotient obtained by dividing (x) $60,000, by (y) the Fair Market Value of a share of Stock on the date of such Annual Meeting (rounded up to the nearest whole share) (the “Annual Grant”), and effective as of June 1, 2014 during the term of the Plan, each continuing Independent Director shall, on the date of each Annual Meeting, be granted an Annual Grant of a number of shares of Restricted Stock equal to the quotient obtained by dividing (x) up to $500,000, by (y) the Fair Market Value of a share of Stock on the date of such Annual Meeting (rounded up to the nearest whole share) commencing as follows:

(i) For each Newly Elected Independent Director, (x) if the Initial Grant is made on the date of an Annual Meeting, the Annual Grant shall commence on the date of the next Annual Meeting following the Initial Grant, and (y) if the Initial Grant is not made on the date of an Annual Meeting, the Annual Grant shall commence on the date of the second Annual Meeting following the date of such individual’s initial election or appointment, as applicable. For the avoidance of doubt, a Newly Elected Independent Director who is elected or appointed at an Annual Meeting shall receive (1) an Initial Grant (but not a Pro Rata Grant or an Annual Grant) on the date of such Annual Meeting and (2) an Annual Grant on the date of the next Annual Meeting.
(ii) Subject to paragraph (b)(i) above, for each individual who is an existing Independent Director as of June 1, 2011, the Annual Grant shall commence on the date of the first Annual Meeting occurring on or after June 1, 2011.
The dollar value of such Annual Grant on or after June 1, 2014 shall be determined by the Committee. Subject to the Independent Director’s continued service with the Company, each Annual Grant shall vest in full on the earlier to occur of the one-year anniversary of the date of grant or the date immediately prior to the next annual meeting following the date of grant.
ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1     Grant of Stock Appreciation Rights.
(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2     Payment and Limitations on Exercise.
(a) Subject to Section 7.2(b), payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.
ARTICLE 8.

OTHER TYPES OF AWARDS

8.1     Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2     Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3     Dividend Equivalents.
(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than a Restricted Stock Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents paid with respect to units or share equivalents that are subject to the unvested portion of an Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or share equivalents to which such Dividend Equivalents relate.
(b) Dividend Equivalents granted with respect to Options or SARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
8.4     Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5     Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.
8.6     Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of shares of Stock or the payment of cash in settlement of any Restricted Stock Unit Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. On the maturity date, the Company shall, subject to Section 10.5(b) hereof, settle as provided in Section 8.11 each vested Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.
8.7     Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.
8.8     Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.9     Purchase Price. The Committee may establish the purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.
8.10     Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only vest or be payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may vest or be paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise; provided, however, that, to the extent required to preserve tax deductibility under Section 162(m) of the Code, any such provision with respect to Performance Shares or Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.11     Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12     Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1     Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2     Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3     Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such shorter time period as may be required by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4     Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if and to the extent that the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
9.5     Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1     Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
10.2     Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award, subject to Section 14.1 of the Plan.
10.3     Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party (other than the Company) for consideration.
10.4     Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
10.5     Compliance with Laws; Stock Certificates; Book Entry Procedures.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any shares of Stock pursuant to the grant, exercise or settlement of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). Any such book-entry evidencing shares of Stock issued under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.
10.6     Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, be subject to a Performance Period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions. The foregoing notwithstanding, such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 10.6, (i) vesting over a specified period will include periodic vesting over such period, and (ii) a pre-announced period in which service is required as a condition to the grant of any Award may count toward the minimum vesting period required under this Section 10.6, if so determined by the Committee.
10.7     Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE
11.1     Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b) In the event of any transaction or event described in Section 11.1(a) hereof, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
11.2     Acceleration Upon a Change in Control. Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, (i) if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse, and (ii) if a Change in Control occurs and a Participant’s Awards are converted, assumed, or replaced by a successor entity, and the Participant, within two (2) years of the date of the Change in Control, either (A) is terminated other than for Cause or (B) terminates employment for Good Reason, the Awards as converted, assumed, or replaced shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. The terms “Cause” and “Good Reason” shall have the meanings, if any, given such terms in Participant’s Award Agreement or severance, employment or other written agreement with the Company. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.
11.3     No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
ARTICLE 12.

ADMINISTRATION

12.1     Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director within the meaning of Rule 16b-3 and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded). Any action taken by the Committee shall be valid and effective, regardless of whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
12.2     Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts unanimously approved in writing by the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.3     Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a) Designate Participants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Participant;
(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
12.4     Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
12.5     Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, (c) Independent Directors or (d) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1     Effective Date. The Plan originally became effective as of June 6, 2006, the date the Plan was originally approved by the Company’s stockholders (the “Original Effective Date”). The Plan as amended and restated will become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). If the Company’s stockholders fail to approve the amendment and restatement of the Plan by September 1, 2014, the Plan will continue in effect in the form in which it existed immediately prior to that date, and any Awards made under the Plan that were contingent upon stockholder approval of the amendment and restatement of the Plan shall be void and of no effect.
13.2     Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date (unless the Company’s stockholders fail to approve the amendment and restatement of the Plan, in which case the Plan will terminate on the tenth anniversary of the Original Effective

Date), and may be terminated prior to that time by Board action. Any Awards that are outstanding on the termination of the Plan shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1     Amendment, Modification, and Termination. Subject to Section 15.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than by means of any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, (I) no Option or SAR may be amended to reduce the per share exercise price of the shares subject to such Option or SAR below the per share exercise price as of the date the Award is granted, (II) except as permitted by Article 11 hereof, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price, and (III) except as permitted by Article 11 hereof, no Option or SAR may be cancelled in exchange for cash, other property or the grant of any other Award at a time when the per share exercise price of the Option or SAR is greater that the Fair Market Value of a share of Stock on the date of such grant or cancellation. Awards in excess of the share limits set forth in Sections 3.1(a) and/or 3.3 may be granted or awarded prior to stockholder approval of any amendment to the Plan increasing such share limits, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when such amendment is approved by the stockholders, and provided further that if such approval has not been obtained by the end of the twelve (12) month period immediately following the date of the Board’s adoption of such amendment (or such earlier date as may be determined by the Committee), all such Awards previously granted or awarded under the Plan shall thereupon automatically be canceled and become null and void.
14.2     Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15.

GENERAL PROVISIONS

15.1     No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
15.2     No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
15.3     Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
15.4     No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.5     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
15.6     Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
15.7     Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
15.8     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
15.9     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
15.10     Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
15.11     Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.12     Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
15.13     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
15.14     Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)    If any amount is payable under such Award upon a termination of employment or other service, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)    If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

15.15    Compensation Recovery. Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of The Spectranetics Corporation on March 12, 2014.
* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of The Spectranetics Corporation on _________ __, 2014.
Executed on _________ __, 2014.

________________________________________
Jeffrey A. Sherman
Corporate Secretary

THE SPECTRANETICS CORPORATION

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/spnc
Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 9, 2014.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 9, 2014.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

Proposal 1. Election of directors: 01 Maria Sainz; 02 Daniel A. Pelak

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2. Advisory vote to approve our named executive officer compensation ("Say-on-Pay Vote"). ☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 3. Ratification of appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014. ☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE SPECTRANETICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 10, 2014
8:00 a.m. (MDT)

9945 Federal Drive
Colorado Springs, CO 80921

To obtain directions to attend the Annual Meeting of Stockholders, please contact our Corporate Secretary at (719) 633-8333 or at The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, CO 80921.

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the nominees listed under Proposal 1, "FOR" the proposals in Proposals 2, 3, 4 and 5 and, in the discretion of the Proxies, on any other matters which may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Guy A. Childs and Paul Gardon, and each of them, as Proxies with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.